UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Covia Holdings Corporation
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Covia Holdings Corporation
Notice of 2019 Annual Meeting of Stockholders
and
Proxy Statement

Covia Holdings Corporation
3 Summit Park Drive, Suite 700
Independence, Ohio 44131

April 12, 2019

Dear Stockholder:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2019 Annual Meeting of Stockholders of Covia Holdings Corporation.  The Annual Meeting will be held at our office located at 2829 Technology Forest Blvd., The Woodlands, Texas 77381, on May 23, 2019, beginning at 8:15 a.m. CDT.

The following pages contain the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.  We encourage you to review these materials for information concerning the business to be conducted at the Annual Meeting.

Your vote is very important.  Whether or not you plan to attend the Annual Meeting, we urge you to vote as soon as possible.  If you attend the Annual Meeting, you may revoke your proxy and vote in person, even if you have previously submitted a proxy.

We have elected to take advantage of Securities and Exchange Commission rules that allow us to furnish proxy materials to certain stockholders on the Internet.  On or about the date of this letter, we began mailing a Notice of Internet Availability of Proxy Materials to stockholders of record at the close of business on March 25, 2019.  At the same time, we made our proxy materials available over the Internet and filed our proxy materials with the Securities and Exchange Commission.  If you received a Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for those materials contained in the Notice.

Thank you for your continued support of Covia Holdings Corporation.

Sincerely,

Richard A. Navarre
Chairman of the Board

COVIA HOLDINGS CORPORATION
NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Covia Holdings Corporation
3 Summit Park Drive, Suite 700
Independence, Ohio 44131

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 23, 2019

To our Stockholders:

The 2019 Annual Meeting of Stockholders of Covia Holdings Corporation (the “Annual Meeting”) will be held at our office located at 2829 Technology Forest Blvd., The Woodlands, Texas 77381, on May 23, 2019, beginning at 8:15 a.m. CDT, for the following purposes:

1.	Elect as directors the 13 nominees named in the Proxy Statement for a term of one year;

2.	Approve, on an advisory basis, the compensation of our named executive officers;

3.	Approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers;

4.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019; and

5.	Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 25, 2019, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof.

We began mailing a Notice of Internet Availability of Proxy Materials on or about April 12, 2019 to stockholders of record at the close of business on March 25, 2019, except for those stockholders of record who had requested a paper or email copy of our proxy materials to whom we mailed or emailed a copy of our proxy materials.  The Notice contains information on how to access on the Internet our 2019 Proxy Statement, our 2018 Annual Report to Stockholders, our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and the form of proxy.   The Notice also provides instructions on how to vote via the Internet or by telephone and how to request a paper or email copy of our proxy materials.

By Order of the Board of Directors,

Chadwick P. Reynolds
Executive Vice President,
General Counsel and Secretary

April 12, 2019
Independence, Ohio

Your vote is very important.  Stockholders are urged to vote online.  If you attend the Annual Meeting, you may revoke your proxy and vote in person if you wish, even if you have previously submitted a proxy.
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IMPORTANT INFORMATION REGARDING VOTING

If our shares of common stock are registered in your name with our transfer agent, you are considered, with respect to those shares of common stock, a holder of record (which we also refer to as a registered stockholder).  If you hold our shares of common stock in a brokerage account or through a bank or other nominee serving as holder of record, which is also referred to as holding in “street name,” you are considered the beneficial stockholder of those shares of common stock.

If you are a beneficial stockholder, you must instruct your broker, bank or other nominee how to vote your shares of common stock.  If you do not provide voting instructions, your shares of common stock will not be voted on any proposal on which your broker, bank or other nominee does not have discretionary authority to vote.  This is called a “broker non-vote.”  In such cases, your broker, bank or other nominee may register your shares of common stock as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (“NYSE”).

If you are a beneficial stockholder, your broker has discretionary authority under NYSE rules to vote your shares of common stock on Item 4 (Ratification of the Appointment of Ernst & Young LLP) in the event the broker does not receive voting instructions from you.  However, your broker does not have discretionary authority to vote your shares of common stock on Item 1 (Election of Directors), Item 2 (Say-on-Pay Vote) or Item 3 (Say- on-Frequency Vote) without instructions from you, in which case a broker non-vote will occur and your shares of common stock will not be voted on those matters.  Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

If you have any questions about the voting process, please contact the broker, bank or other nominee holding your shares of common stock.  The Securities and Exchange Commission also has a website (sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder.  Additionally, you may contact our Investor Relations Department via the information located in the Investor Relations section of our website (ir.coviacorp.com/home).

IMPORTANT INFORMATION REGARDING AVAILABILITY OF PROXY MATERIALS

Our 2019 Proxy Statement, our 2018 Annual Report to Stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, are available for review by registered and beneficial stockholders at www.proxyvote.com.

IMPORTANT INFORMATION REGARDING ANNUAL MEETING ATTENDANCE

In accordance with our security procedures, all persons attending the Annual Meeting must present picture identification and their Notice of Internet Availability of Proxy Materials, the admission ticket found on their proxy card (if they requested and received a proxy card), or a brokerage statement or other proof of ownership of our shares of common stock as of the record date.  For security purposes, briefcases, bags, purses, backpacks and other containers will be subject to search at the door.

Directions to the location of the Annual Meeting are available in the Investor Relations section of our website (ir.coviacorp.com/home).
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Covia Holdings Corporation
3 Summit Park Drive, Suite 700
Independence, Ohio 44131

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (“Board”) of Covia Holdings Corporation, a Delaware corporation (“we”, “our”, “us” and “Covia”), for use at the 2019 Annual Meeting of Stockholders to be held at our office located at 2829 Technology Forest Blvd., The Woodlands, Texas 77381, on May 23, 2019, beginning at 8:15 a.m. CDT (“Annual Meeting”).  On or about April 12, 2019, we began mailing to our stockholders of record at the close of business on March 25, 2019 (“Record Date”), a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Notice of Annual Meeting of Stockholders, this Proxy Statement, our 2018 Annual Report to Stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (“2018 Form 10-K”).

ABOUT THE ANNUAL MEETING

Purpose of the Annual Meeting

At the Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders included with this Proxy Statement.  Specifically, stockholders will be asked to:  (1) elect as directors the 13 nominees named in this Proxy Statement; (2) approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion accompanying the tables (“Say-on-Pay Vote”); (3) hold an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers (“Say- on-Frequency Vote”); (4) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019; and (5) transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Registered Stockholders and Beneficial Stockholders

If our shares of common stock are registered in your name with our transfer agent, you are considered, with respect to those shares of common stock, a holder of record (which we also refer to as a registered stockholder).  If you hold our shares of common stock in a brokerage account or through a bank or other nominee serving as holder of record, which is also referred to as holding in “street name,” you are considered the beneficial stockholder of those shares of common stock.

Voting Securities and Stockholder Voting Rights

Our voting securities consist of our common stock, par value $0.01 per share.  Only stockholders of record of our common stock at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.  On the Record Date, there were 131,420,006 outstanding shares of our common stock.  Each outstanding share of our common stock entitles the holder thereof to one vote on each matter to be voted upon at the Annual Meeting or any postponement or adjournment thereof.

Individual votes of stockholders are kept private, except as appropriate to meet legal requirements.  Access to proxies and other individual stockholder voting records is limited to our inspector of election and certain of our employees and agents who must acknowledge their responsibility to comply with this policy of confidentiality.

A list of the holders of record entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and, for a period of 10 days prior to the Annual Meeting, at our headquarters located at 3 Summit Park Drive, Suite 700, Independence, Ohio 44131.  All voting at the Annual Meeting will be governed by our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), our Amended and Restated Bylaws (“Bylaws”), and the General Corporation Law of the State of Delaware.

Internet Availability of Proxy Materials

In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are permitted to furnish our proxy materials, including the Notice of Annual Meeting of Stockholders, this Proxy Statement, our 2018 Annual Report to Stockholders and our 2018 Form 10-K, by providing access to those documents on the Internet.  Generally, stockholders will not receive printed copies of the proxy materials unless they request them.

A Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) that provides instructions for accessing our proxy materials on the Internet was mailed or emailed directly to registered stockholders.  The Notice of Internet Availability also provides instructions regarding how registered stockholders may vote their shares of common stock on the Internet.  Registered stockholders who prefer to receive a paper or email copy of our proxy materials should follow the instructions provided in the Notice of Internet Availability for requesting those materials.

The broker, bank or other nominee who is considered the registered stockholder with respect to shares of common stock should forward to the beneficial stockholder of those shares of common stock a notice that directs the beneficial stockholder to the website where our proxy materials may be accessed.  That broker, bank or other nominee should also provide to the beneficial stockholder instructions on how the beneficial stockholders may request a paper or email copy of our proxy materials.  Beneficial stockholders have the right to direct their broker, bank or other nominee on how to vote their shares of common stock by following the voting instructions they receive from their broker, bank or other holder of record.

To elect to receive proxy materials for future stockholder meetings through our electronic delivery service, follow the instruction in your Notice of Internet Availability (or proxy card, if you received printed copies of the proxy materials) to register online at www.proxyvote.com and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

How to Vote

As a Registered Stockholder

After receiving the Notice of Internet Availability (or proxy card, if you received printed or emailed copies of the proxy materials), registered stockholders are urged to visit www.proxyvote.com to access our proxy materials and vote online.  When voting online, you must follow the instructions posted on the website and you will need the control number included on your Notice of Internet Availability (or proxy card, if applicable).  Registered stockholders may also vote by telephone by calling 1-800-690-6903 , by completing and mailing a proxy card (if you received printed copies of the proxy materials), or by submitting a written ballot at the Annual Meeting.  If, after receiving the Notice of Internet Availability, you request (via online, toll-free telephone number or email) that we send you paper or emailed copies of our proxy materials, you may vote your shares of common stock by completing, dating and signing the proxy card included with the materials and returning it in accordance with the instructions provided.

If you vote online, by telephone or by mail, your vote must be received by 11:59 p.m. EDT on May 22, 2019, the day before the Annual Meeting.

If you timely and properly submit your vote, your shares of common stock will be voted as you direct.  If you return or otherwise complete your proxy card, but you do not indicate your voting preferences, the proxies will vote your shares in accordance with the Board’s recommendations as follows:  FOR the election of the director nominees identified in Item 1 (Election of Directors); FOR the approval of the compensation of our named executive officers as disclosed in Item 2 (Say-on-Pay Vote); on Item 3 (Say- on-Frequency Vote), for future advisory votes on approval of the compensation of our named executive officers to occur EVERY YEAR; FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019 as described in Item 4 (Ratification of the Appointment of Ernst & Young LLP), and in their discretion for such other matters as may properly come before the Annual Meeting or any adjournment thereof.

A registered stockholder may revoke a proxy at any time before it is exercised at the Annual Meeting by (1) filing with our Inspector of Election a written notice of revocation, (2) duly executing and delivering to our Secretary a proxy bearing a later date or (3) by attending the Annual Meeting and giving written notice of revocation to the secretary of the meeting.  Attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

As a Beneficial Stockholder

Beneficial stockholders should follow the procedures and directions set forth in the materials they receive from the broker, bank or other nominee who is the registered holder of their shares of common stock to instruct such registered holder how to vote those shares of common stock or revoke previously given voting instructions.  Please contact your broker, bank or other nominee to determine the applicable deadlines.  Beneficial stockholders who wish to vote at the Annual Meeting will need to obtain and provide to the secretary of the meeting a completed form of proxy from the broker, bank or other nominee who is the registered holder of their shares of common stock.

Brokers, banks and other nominees who hold shares of common stock for beneficial stockholders in street name may vote such shares of common stock on “routine” matters (as determined under the rules of the New York Stock Exchange (“NYSE”)), such as Item 4 (Ratification of the Appointment of Ernst & Young LLP), without specific voting instructions from the beneficial owner of such shares of common stock.  Brokers, banks and other nominees may not, however, vote such shares of common stock on “non-routine” matters, such as Item 1 (Election of Directors), Item 2 (Say-on-Pay Vote), and Item 3 (Say-on-Frequency Vote), without specific voting instructions from the beneficial owner of such shares of common stock.  Proxies submitted by brokers, banks and other nominees that have not been voted on “non-routine” matters are referred to as “broker non-votes.”  Broker non-votes will not be counted for purposes of determining the number of shares of common stock necessary for approval of any matter to which broker non-votes apply (i.e., broker non-votes will have no effect on the outcome of such matter).

Householding

SEC rules allow multiple stockholders residing at the same address the convenience of receiving a single copy of the Notice of Internet Availability, Annual Report to Stockholders and proxy materials if they consent to do so (referred to as “householding”).  Householding is permitted only in certain circumstances, including when you have the same last name and address as another stockholder.  If the required conditions are met under the applicable SEC rules, your household may receive a single copy of the Notice of Internet Availability or the Annual Report to Stockholders and proxy materials.  Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability or the Annual Report to Stockholders and proxy materials, as applicable, to a stockholder at a shared address to which a single copy of the document(s) was delivered.

You may either request householding or revoke your consent for householding at any time by contacting Broadridge, either by calling 1-866-540-7095, or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.  You will be added to or removed from the householding program within 30 days of receipt of your instructions.  If you revoke your consent for householding, you will be sent separate copies of the documents sent to our stockholders at such time as you are removed from the householding program.

Beneficial stockholders may request more information about householding from their brokers, banks or other nominees.

Board’s Recommendations

Subject to revocation, all proxies that are properly completed and timely received will be voted in accordance with the instructions contained therein.  If no instructions are given (excluding broker non-votes), the persons named as proxy holders will vote the shares of common stock in accordance with the recommendations of the Board.  The Board’s recommendations are set forth together with the description of each proposal in this Proxy Statement.  In summary, the Board recommends a vote:

1.	FOR the election of each of the 13 director nominees named in this Proxy Statement (see Item 1);

2.	FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement (see Item 2);

3.	For the approval, on an advisory basis, of a ONE YEAR frequency for future Say-on-Pay Votes (see Item 3); and

4.	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019 (see Item 4).

If any other matter properly comes before the Annual Meeting or any adjournment thereof, or if a director nominee named in this Proxy Statement is unable to serve or for good cause will not serve, the proxy holders will vote on that matter or for a substitute nominee as recommended by the Board.

Quorum

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to be voted at the Annual Meeting, represented in person or by proxy, will constitute a quorum and permit us to conduct our business at the Annual Meeting.  Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares of common stock considered to be represented at the Annual Meeting for purposes of establishing a quorum.

Vote Required for Approval

Item 1

Our Bylaws provide that if a quorum is present at the Annual Meeting, director nominees receiving the greatest number of votes properly cast (a “plurality”) will be elected as directors.  The General Corporation Law of the State of Delaware provides that stockholders cannot elect directors by cumulative voting unless a company’s certificate of incorporation so provides.  Our Certificate of Incorporation does not provide for cumulative voting.

If no voting instructions are given (excluding broker non-votes), the persons named as proxy holders on the proxy card will vote the shares of common stock FOR the election of the director nominees identified in Item 1 (Election of Directors).

Other Items

For Item 2, the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote is required to approve the Say-on-Pay Vote.  For purposes of Item 3, the option of every one, two or three years that receives the most votes cast by stockholders will be considered the advisory vote of the stockholders.  The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on Item 4 is required to ratify the selection of Ernst & Young LLP.

A properly executed proxy marked “abstain” with respect to Item 2, Item 3 and Item 4 will not be voted with respect to such matter.  Accordingly, for purposes of Item 2 and Item 4, abstentions will have the effect of a vote against Item 2 and Item 4.  For purposes of Item 2, broker non-votes, if any, will not be counted as entitled to vote, and they will have no effect on the outcome of Item 2.  For purposes of Item 3, abstentions and broker non-votes, if any, will not be counted as votes cast, and they will have no effect on the outcome of Item 3.

If no voting instructions are given (excluding broker non-votes), the persons named as proxy holders on the proxy card will vote the shares of common stock in accordance with the recommendations of the Board with respect to Item 2, Item 3 and Item 4 and at the discretion of the proxy holders on all other matters that may properly be brought before the Annual Meeting or any adjournment thereof.  The votes received with respect to Item 2, Item 3 and Item 4 are advisory and will not bind the Board or us.

ITEM 1:  ELECTION OF DIRECTORS

At the Annual Meeting, 13 directors are to be elected to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified, or until their earlier death, resignation or removal.  All 13 nominees are currently directors on our Board.  Proxies may not be voted at the Annual Meeting for more than 13 persons.  Our stockholders do not have cumulative voting rights in the election of directors.  The Board recommends each nominee listed below for re-election as a director and knows of no reason why any such nominee may be unable to serve or for good cause will not serve as a director if elected.  If a director nominee is unable to serve or for good cause will not serve, the shares of common stock represented by all valid proxies will be voted for the election of such other person as the Board may nominate.

Information concerning each director nominee is set forth in the following table, including each director nominee’s age (as of the Record Date), current Board committee memberships, business experience and principal occupation for the past five years or more, the specific experience, qualifications, attributes or skills of each director nominee that led to the conclusion that the director nominee should serve as a director, other public company directorships held by each director nominee during the past five years, and tenure as a director on the Board.  The Board has affirmatively determined that, with the exception of Mr. Decat, Ms. Deckard, Mr. Deleersnyder and Mr. Lambrechts, all of the director nominees are independent of Covia, its subsidiaries and its management under the standards set forth in the NYSE rules, and no other director nominee has a material relationship with Covia, its subsidiaries or its management aside from his or her service as a director.  Ms. Deckard is not an independent director due to her employment as our President and Chief Executive Officer (“CEO”).  Mr. Decat, Mr. Deleersnyder and Mr. Lambrechts are not independent due to their employment as executives of SCR-Sibelco NV (“Sibelco”) and the transactions between Sibelco and us in the past three years.  See the “Related Party Transactions” section of this Proxy Statement for information regarding transactions with Sibelco.

Name	Age	Director Since	Business Experience, Current Positions on the Board’s Committees, and Specific Qualifications for Service on the Board
Jenniffer D. Deckard	53	2018

Business Experience:  Ms. Deckard has served as our President, CEO and as a director since June 2018.  Previously, Ms. Deckard served as President, CEO and a director of Fairmount Santrol Holdings Inc. from 2013 until June 2018.  At Fairmount Santrol, she was President from 2011 until 2013, and served as Vice President of Finance and Chief Financial Officer and in other roles in accounting and finance from 1994 until 2011.  Ms. Deckard joined the Board of Directors of RPM International Inc. (NYSE: RPM) in 2015 and currently serves as a member of RPM’s Audit Committee.  In her local community, Ms. Deckard serves on the boards of the Cleveland Foundation and the EDWINS Foundation.  She also serves on the Case Western Reserve Weatherhead School of Management’s Visiting Committee and the Board of Directors for the Fairmount Santrol Foundation.  Ms. Deckard received a B.S. from the University of Tulsa and a MBA from Case Western Reserve University.

Committee Memberships:  Executive Committee

Director Qualifications:  Due to her experience as our President and CEO, and her prior experience as Fairmount Santrol’s President and CEO, Ms. Deckard is particularly qualified to serve on our Board.  In addition, in her role as CEO, she has proven that she is an effective leader.  Ms. Deckard’s financial expertise and over 24 years combined experience at Covia and Fairmount Santrol provide her with intimate, working knowledge of our day-to-day business, plans, strategies and initiatives.

William E. Conway	91	2018

Business Experience:  Mr. Conway has been a director of Covia since June 2018, and previously served as Chairman of the Board (emeritus) of Fairmount Santrol from 2010 until June 2018.  After he and other investors acquired Best Sand in 1978, Mr. Conway invested in Wedron Silica in 1984, along with Charles D. Fowler and the Wedron Silica management team.  Best Sand and Wedron Silica then merged to form Fairmount Minerals, what would later be known as Fairmount Santrol, in 1986.  Mr. Conway served as Chairman of the Board and CEO of Best Sand from 1978 until 1984 and Fairmount Minerals from 1984 to 1996. From 1996 until 2010, he served as Fairmount Santrol’s Chairman of the Board.  Prior to entering the industrial minerals business in 1978, Mr. Conway held positions with Pickands Mather & Co., Diamond Shamrock Corporation and Midland-Ross Corporation.  Mr. Conway serves on the boards of directors of the Cleveland Clinic Foundation, University School and Holden Forests and Gardens.  Mr. Conway received a B.S. from Yale University and completed the Executive Program at the University of California, Berkeley.

Committee Memberships:  Governance Committee (Chair)

Director Qualifications:  Due to his experience as Fairmount Santrol’s former Chairman of the Board and CEO, Mr. Conway is particularly well qualified to serve on our Board. In such roles, he has proven that he is an effective leader.  As one of the founders of Fairmount Santrol, Mr. Conway brings an extensive understanding and comprehensive knowledge of various segments of our business to our Board.

Name	Age	Director Since	Business Experience, Current Positions on the Board’s Committees, and Specific Qualifications for Service on the Board
Kurt Decat	53	2018

Business Experience:  Mr. Decat has been a director of Covia since June 2018 and has been the Chief Financial Officer of Sibelco, a privately-owned Belgian company, since joining Sibelco in 2015.  Prior to joining Sibelco, Mr. Decat served for 11 years as the Chief Finance Officer and as a director of Taminco Corporation, a global specialty chemical company.  Earlier in his career, Mr. Decat held a number of finance, procurement and audit positions at Coopers Lybrand, FedEx Corporation, Minit Group and Domo Inc.  Mr. Decat holds a master’s degree in commercial engineering and an M.B.A. from Katholieke Universiteit Leuven.

Committee Memberships:  Executive Committee

Director Qualifications:  Due to his more than 15 years of experience as the principal financial officer of Sibelco and Taminco Corporation, his experience as a board member of Taminco Corporation, his broad financial background and his working knowledge of the chemical and mining industries, Mr. Decat is well qualified to serve on our Board.

Jean-Luc Deleersnyder	57	2018

Business Experience:  Mr. Deleersnyder has been a director of Covia since June 2018, served as a member of the Board of Directors of Unimin Corporation from 2007 until June 2018, and has been CEO of Sibelco since 2014.  Mr. Deleersnyder joined Sibelco in April 2006 and served as CEO Europe and Group Chief Operating Officer prior to his appointment as the CEO of Sibelco in 2014.  Prior to joining Sibelco, from 1996 to 2006, he was Executive Vice President of Umicore SA.  He started his career at McKinsey & Co. where he worked from 1988 to 1996.  Mr. Deleersnyder received a M.S. in Electro-Mechanical Engineering and a Ph.D. in Operations Management, both from University of Ghent (Belgium).

Committee Memberships:  Executive Committee

Director Qualifications:  Due to his 20 years of experience with global industries, including most recently as Sibelco’s CEO, Mr. Deleersnyder is well qualified to serve on our Board.  His business and industry expertise provide the Board with a unique perspective on the global minerals industry.

Name	Age	Director Since	Business Experience, Current Positions on the Board’s Committees, and Specific Qualifications for Service on the Board
Michel Delloye	62	2018

Business Experience:  Mr. Delloye has been a director of Covia since June 2018 and has been a permanent representative of Cytifinance SA on the board of directors of Sibelco and the chairman of the Audit Committee of Sibelco since 2016.  Mr. Delloye started his career at the audit firm Deloitte Haskins & Sells in 1981, where he worked until 1984.  In 1984, he joined Groupe Bruxelles Lambert, a major investment group based in Brussels.  Mr. Delloye served as Finance Director of Groupe Bruxelles Lambert from 1986 to 1988, was President of The Lambert Brussels Capital Corporation (New York) from 1988 to 1990 and was General Manager of Groupe Bruxelles Lambert from 1990 to 1992.  Between 1992 and 1996, Mr. Delloye was Managing Director (CEO) of RTL Group, the leading European TV and radio group based in Luxembourg.  He served as the CEO and President of Central Media European Enterprise (London) between 1997 and 1998.  Since then, he has been an active long-term investor in medium sized European companies and has served as an independent board member of several listed and unlisted companies, mainly in Belgium.  Mr. Delloye was a director of Compagnie du Bois Sauvage SA from 2007 to 2011, serving as Chairman during 2010-2011, and served as an independent director of Telenet Group Holding NV from 2003 until 2015.  Mr. Delloye (personally or as representative of Cytifinance SA) is currently a member of the board of a number of major companies in Belgium, Luxembourg and Switzerland, including Vandemoortele, Matexi Group Holding, Brederode (listed on EURONEXT Brussels and the Bourse de Luxembourg) and Schréder.  Mr. Delloye serves as the chairman of Brederode’s audit committee.  Mr. Delloye received a degree in law from the University of Louvain.

Committee Memberships:  Audit Committee

Director Qualifications:  Due to his management expertise combined with his extensive experience as an independent board member, Mr. Delloye is well qualified to serve on our Board.

Charles D. Fowler	73	2018

Business Experience:  Mr. Fowler has been a director of Covia since June 2018, and served as a director of Fairmount Santrol from 1984 until June 2018.  Mr. Fowler and the Wedron Silica management team partnered with William E. Conway in 1984 to acquire Wedron Silica and ultimately merge it with Mr. Conway’s company, Best Sand, to create Fairmount Minerals.  Mr. Fowler served as President and CEO of Fairmount Santrol from 1996 until his retirement in 2013.  He served as the past Chairman of the Board of Case Western Reserve University, and continues to serve on the Board of Case Western Reserve University.  Mr. Fowler is also on the boards of directors of Flying Horse Farms, DDC Clinic and the Greater Cleveland Water Alliance.  He received a B.S. from Purdue University and completed the Executive MBA program at Case Western Reserve University.

Committee Memberships:  Governance Committee

Director Qualifications:  Due to his experience as Fairmount Santrol’s former President and CEO, Mr. Fowler is particularly well qualified to serve on our Board.  In addition, in such roles with Fairmount Santrol, he has proven that he is an effective leader.  As one of the founders of Fairmount Santrol, Mr. Fowler brings an extensive understanding and comprehensive knowledge of various segments of our business to our Board.

Name	Age	Director Since	Business Experience, Current Positions on the Board’s Committees, and Specific Qualifications for Service on the Board
Jean-Pierre Labroue	56	2018

Business Experience:  Mr. Labroue has been a director of Covia since June 2018 and has served as the permanent representative of Calavon Finance SAS on the board of directors of Sibelco since 2017 and as the President of Calavon Finance SAS since its incorporation in May 2017.  From December 2012 to December 2016, Mr. Labroue served as Group General Counsel and Head of Legal and Compliance of Solvay, an international chemical group, where he also supervised mergers and acquisitions.  From 2004 until 2011, he served as Group General Counsel & Corporate Secretary of the international chemical group Rhodia, which was acquired by Solvay in 2011, first supervising the legal function and later also mergers and acquisitions and public affairs.  From 1999 to 2004, Mr. Labroue was Vice President, General Counsel and Corporate Secretary of Aventis Pharma SA.  From 1989 to 1999, he worked at Rhone-Poulenc, including working in Rhône-Poulenc Chimie’s legal department from 1989 to 1993, working in the American Rhône-Poulenc Rorer’s headquarters in Collegeville, PA from 1993 to 1996 and serving as Vice President & General Counsel, Europe and International of Rhône-Poulenc Rorer from 1996 to 1999.  Mr. Labroue began his career in 1988 with the Jeantet & Associés law firm in Paris.  Mr. Labroue holds post graduate law degrees from the University of Paris X Nanterre, completed the ESSEC-IMD business school program and obtained an LL.M. degree in corporate law and finance from Widener University.

Committee Memberships:  Compensation Committee (Chair); Governance Committee

Director Qualifications:  Due to his extensive experience gained through leadership roles at a number of European chemical companies, combined with his extensive legal background, Mr. Labroue is well qualified to serve on our Board.

Olivier Lambrechts	38	2018

Business Experience:  Mr. Lambrechts has been a director of Covia since June 2018 and has served as Executive Vice President, Corporate Development of Sibelco since 2016.  Prior to joining Sibelco, from 2008 until 2015, Mr. Lambrechts was an associate, engagement manager and associate principal at McKinsey & Company.  From 2003 until 2007, he served as Ph.D. Researcher at K.U. Leuven, where he received a Ph. D. in applied economics, business engineering and operations management in 2007.

Committee Memberships:  Executive Committee

Director Qualifications:  Due to his extensive experience at Sibelco and McKinsey & Company in the field of strategic project development, Mr. Lambrechts is well qualified to serve on our Board.

Name	Age	Director Since	Business Experience, Current Positions on the Board’s Committees, and Specific Qualifications for Service on the Board
Matthew F. LeBaron	48	2018

Business Experience:  Mr. LeBaron has been a director of Covia since June 2018.  He previously served as Chairman of the Board of Fairmount Santrol from 2010 until June 2018.  Mr. LeBaron is a co-founder of LeBaronBrown Industries, a private investment holding company focused on investing in industrial businesses.  He was previously a Managing Director at American Securities, which he joined in 1999.  Mr. LeBaron serves on the board of United Distribution Group, an American Securities portfolio company, and has previously served on the boards of numerous other private and public companies.  Previously, Mr. LeBaron was a private equity investor at Bain Capital, Inc. and a consultant at The Boston Consulting Group.  He received a B.A. from Amherst College and a MBA from the Harvard Business School.

Committee Memberships:  Executive Committee

Director Qualifications:  As an investor with over two decades of experience, Mr. LeBaron brings the knowledge of corporate finance, corporate governance, corporate transactions, organizational development and strategic planning to our Board.  Due to this experience, he is particularly well qualified to serve on our Board.

William P. Kelly	69	2018

Business Experience:  Mr. Kelly has been a director of Covia since June 2018, and he previously served as a director of Fairmount Santrol from 2005 until June 2018.  Mr. Kelly was Chairman and CEO of Unifrax Corporation from 1996 to 2006.  From 2010 to 2015, he served on the Executive Council of American Securities.  He is a member of The Operating Council for Kirtland Capital Partners.  He was a Board member for privately held Unifrax Corporation from 2006 until the sale of the company in December 2018, and has been a Board member of Smart Source Computer Rentals since 2006, where Mr. Kelly currently serves as a member of the compensation committee.  He received a B.S. degree in Ceramics Engineering from Alfred University and an M.B.A. from Duquesne University. He also attended the Tuck Executive Program at Dartmouth College.

Committee Memberships:  Compensation Committee

Director Qualifications:  Due to his experience as Chairman and CEO of Unifrax, as well as board membership of Unifrax and several other private companies, he is particularly well qualified to serve on our Board.  In these roles, he has proven to be an effective leader.

Name	Age	Director Since	Business Experience, Current Positions on the Board’s Committees, and Specific Qualifications for Service on the Board
Stephen J. Hadden	64	2018

Business Experience:  Mr. Hadden has been a director of Covia since June 2018 and he previously served as a director of Fairmount Santrol from 2015 until June 2018.  Mr. Hadden has over 40 years of experience in the oil and gas industry, having served in various management roles for Texaco Inc., now Chevron Corporation, and more recently as Executive Vice President of Worldwide Exploration and Production for Devon Energy Corporation from 2004 until 2009. Mr. Hadden was a director of Ulterra Drilling Technologies, a leading PDC bit supplier in the U.S., from September 2016 to November 2018, and serves as a Senior Executive Advisor for Tennenbaum Capital Partners, LLC, a leading alternative investment management firm.  Previously, Mr. Hadden was a director of LINN Energy from 2013 until 2017 and with Berry Petroleum Company from 2011 until its merger with LINN Energy.  Mr. Hadden also served with the following entities: The Advisory Board of the Society of Petroleum Engineers, the Upstream Committee of the American Petroleum Institute, and the Western States Petroleum Association.  He has a B.S. degree in Chemical Engineering from The Pennsylvania State University.

Committee Memberships:  Audit Committee

Director Qualifications:  Due to his significant experience in the oil and gas industry, including service on industry advisory boards, and his experience serving on public company boards and committees, Mr. Hadden is particularly well qualified to serve on our Board.

Richard A. Navarre	58	2018

Business Experience:  Mr. Navarre has been the Chairman of our Board since June 2018.  Mr. Navarre has more than 35 years of diverse international business and finance experience, including 19 years with Peabody Energy Corporation, serving as its President, Chief Commercial Officer, Chief Financial Officer and Executive Vice President of Corporate Development.  He is currently a director of Natural Resource Partners LP (NYSE: NRP) (where he serves as a member of the audit committee and as chairman of the conflicts committee), Arch Coal (NYSE: ARCH) (where he serves as the chair of the compensation committee and a member of the nominating and governance committee), and Civeo Corporation (NYSE: CVEO) (where he is the Chairman of the Board and serves as a member of the nominating and governance committee).

Committee Memberships:  Audit Committee (Chair); Executive Committee (Chair); Chairman of the Board

Director Qualifications:  Due to his significant experience in the energy and mining industries, and his experience serving on public company boards and committees, Mr. Navarre is particularly well qualified to serve on our Board.

Name	Age	Director Since	Business Experience, Current Positions on the Board’s Committees, and Specific Qualifications for Service on the Board

Jeffrey B. Scofield	41	2018
Business Experience:  Mr. Scofield has been a director of Covia since June 2018.  Mr. Scofield currently serves as Chief Operating Officer and Managing Director at Lime Rock Partners, where he has held positions of increasing responsibility over the last 14 years.  Before that, Mr. Scofield was Vice President and Senior Associate at Harrison Lovegrove LP, an acquisition, merger and divestiture advisory firm sold to Standard Chartered, and prior to that an associate and analyst in the investment banking division of Donaldson, Lufkin & Jenrette, and following its acquisition, Credit Suisse.

Committee Memberships:  Compensation Committee

Director Qualifications:  Due to his significant experience in the oil and gas industry, as well as his thorough understanding of mergers and acquisitions and direct energy investing, Mr. Scofield is particularly well qualified to serve on our Board.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE LISTED ABOVE.

GOVERNANCE

Preliminary Note

The Annual Meeting will be Covia’s first Annual Meeting of Stockholders as a publicly traded company. On June 1, 2018 (“Merger Date”), Unimin Corporation (“Unimin”) completed a business combination (“Merger”) whereby Fairmount Santrol Holdings Inc. (“Fairmount Santrol”) merged into a wholly-owned subsidiary of Unimin and ceased to exist as a separate corporate entity.  Immediately following the consummation of the Merger, Unimin changed its name to Covia Holdings Corporation and began operating under that name.  The common stock of Fairmount Santrol was delisted from the NYSE prior to the market opening on June 1, 2018, and Covia commenced trading under the ticker symbol “CVIA” on that date.  Upon the consummation of the Merger, the former stockholders of Fairmount Santrol (including holders of certain Fairmount Santrol equity awards) received, in the aggregate, $170 million in cash consideration and approximately 35% of the common stock of Covia.  Approximately 65% of the outstanding shares of Covia common stock are owned by SCR-Sibelco NV (“Sibelco”), previously the parent company of Unimin.

Corporate Governance Guidelines

We have adopted written Corporate Governance Guidelines (the “Governance Guidelines”) to assist us in fulfilling our corporate governance responsibilities.  The Governance Guidelines provide a structure within which our directors and management may monitor the effectiveness of policy and decision making both at the Board and management level, with a view to enhancing stockholder value over the long term.  The Governance Guidelines are available in the Corporate Governance section of our website (ir.coviacorp.com/corporate-governance).

Board Leadership Structure

Our business is managed under the direction of the Board.  The Board is currently comprised of 13 directors who are identified in Item 1.  Members of the Board are kept informed of our business through discussions with our CEO and other members of management and by reviewing materials provided to them, visiting our facilities, and participating in meetings of the Board and its committees.

As set forth in our Governance Guidelines, it is the policy of the Board that the roles of Chairman of the Board and CEO should be separate.  We believe that separating the roles of Chairman of the Board and CEO is the appropriate leadership structure for us because, while it allows the CEO to speak for and lead us and communicate with other members of executive management, it provides for effective oversight by the Board, as each of our directors is highly qualified and experienced and exercises a strong oversight function.  The Chairman sets the agendas for meetings of the Board, chairs the Board meetings, and is responsible for briefing our CEO, as needed, concerning executive sessions of the non-management and independent members of the Board.  The Chairman also determines when additional meetings of the Board are needed.

In addition to regularly scheduled meetings of our full Board, our Governance Guidelines require that non-management directors must have regularly scheduled meetings in executive session.  In the event that the non-management directors include directors who are not independent under the listing requirements of the NYSE, then at least once a year the independent directors must meet in executive session.

Code of Business Conduct and Ethics and Financial Code of Ethics

We have adopted a written Code of Business Conduct and Ethics (“Code of Ethics”) to serve as the basic set of policies and procedures governing the behavior of our directors, executive officers and other employees in accordance with applicable SEC rules and NYSE rules.  The Code of Ethics reinforces our commitment to adhere to the highest standards of business ethics in all our business activities.

We have also adopted a Financial Code of Ethics (“Financial Code”) that establishes ethical principles by which our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions are expected to conduct themselves in carrying out their duties and responsibilities.  The Financial Code embodies principles regarding individual and peer responsibilities, as well as responsibilities to our stockholders and others who have a stake in our continued success.

The Code of Ethics and the Financial Code are each available in the Corporate Governance section of our website (ir.coviacorp.com/corporate-governance).  We intend to disclose any amendments to, or any waivers from, a provision of our Code of Ethics or our Financial Code, that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and relates to Item 406(b) of Regulation S-K, by posting such information in the Corporate Governance section of our website (ir.coviacorp.com/corporate-governance).  As of the date of this Proxy Statement, there have been no such amendments or waivers.

Director Independence

NYSE listing standards generally require listed companies to maintain a majority of independent directors; however, as discussed under the “Role of the Board’s Committees” section below, any listed company that is a “controlled company” within the meaning of the NYSE’s listing standards need not meet the majority independent board requirement.  Notwithstanding that exception, we have opted to conduct an annual assessment of director independence.

The Board undertook its most recent annual review of director independence in February 2019.  During its review, the Board, consistent with NYSE rules, broadly considered all relevant facts and circumstances to determine whether any director has a material relationship with us, either directly or indirectly, other than serving as one of our directors, including all transactions, relationships and arrangements between each director, his or her affiliates, and any member of his or her immediate family, on one hand, and Covia, its subsidiaries and members of management, on the other hand.  The purpose of this review was to determine whether any such transactions, relationships or arrangements were inconsistent with a determination that the director is independent in accordance with NYSE rules.

As a result of the review, the Board affirmatively determined that, with the exception of Mr. Decat, Ms. Deckard, Mr. Deleersnyder and Mr. Lambrechts, all of the current directors, each of whom is nominated for election at the Annual Meeting, are independent of Covia, its subsidiaries and management under the standards set forth in the NYSE rules, and no other director or director nominee has a material relationship with Covia, its subsidiaries or management aside from his or her service as a director.  Ms. Deckard was deemed not independent due to her employment as our President and CEO.  Messrs. Decat, Deleersnyder and Lambrechts were deemed not independent due to their roles as executive officers of Sibelco.

All members of the Board’s Audit Committee, Compensation Committee and Governance Committee are independent directors.  Members of the Audit Committee also satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from us or our subsidiary other than their directors’ compensation.  Members of the Compensation Committee also satisfy separate NYSE independence requirements to ensure independence from management.

Related Party Transactions

The Board, with the assistance of the Audit Committee and the Governance Committee, monitors compliance with our corporate governance policies, practices and guidelines applicable to our directors, director nominees, officers and employees.  Our Governance Guidelines, Code of Ethics and human resources policies address governance matters and prohibit, without the consent of the Board or its designee, directors, officers and other employees from engaging in transactions that conflict with our interests or that otherwise usurp corporate opportunities.

Pursuant to our written Related Party Transaction Policy, the Board also evaluates “related party transactions.”  Consistent with SEC rules, we consider a related person transaction to be any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships):  (1) involving more than $120,000 in which we and any of our directors, director nominees, executive officers, holders of more than five percent of our shares of common stock, or their respective immediate family members were or are to be a participant; and (2) in which such related person had, has or will have a direct or indirect material interest.  Under our Related Party Transaction Policy, our management is responsible for bringing to the Board all transactions, whether proposed or existing, of which they have knowledge and which they believe may constitute a related party transaction.  The Board will review the related person transaction, considering all factors and information it deems relevant, and the disinterested directors will approve or disapprove the transaction in light of what they believe to be the best interests of Covia.  If advance approval is not practicable or if a related party transaction that has not been approved is discovered, the Board will promptly consider whether to ratify the transaction.  In such event, if the disinterested directors decline to ratify the transaction, they will, taking into account all of the factors and information they deem relevant (including the rights available to us under the transaction), determine whether we should amend, rescind or terminate the transaction in light of what it believes to be the best interests of Covia.  In addition, the Stockholders Agreement entered into by Unimin, Sibelco and certain other Covia stockholders (“Stockholders Agreement”) pursuant to the Merger Agreement specifies additional requirements for approval of transactions involving Sibelco, which are described in further detail below under the “Stockholders Agreement” section. We do not intend to engage in related party transactions not approved or ratified by the disinterested directors or not otherwise approved pursuant to the Stockholders Agreement.

In addition, on an annual basis, each director, director nominee and executive officer must complete a questionnaire that requires written disclosure of any related party transaction.  The responses to these questionnaires are reviewed by our General Counsel to identify any potential conflicts of interest or potential related party transactions.

Based on our most recent review conducted in the first quarter of 2019, Covia has not been a participant in any related party transaction (as defined above) since the beginning of 2018, except as follows:

Cash Redemption

Prior to the consummation of the Merger, Unimin entered into a redemption agreement (“Stock Redemption Agreement”) and an intercompany note (“Intercompany Note”) with Sibelco, pursuant to which Unimin redeemed 208,089 shares of its common stock held by Sibelco in exchange for an obligation of Unimin to pay Sibelco approximately $520,377,361 on June 1, 2018. This obligation was satisfied in connection with the closing of the Merger on June 1, 2018.

Contribution Agreement and Redemption Agreement

In connection with the Merger, Unimin, Sibelco and Sibelco North America, Inc. (“HPQ Co”), a wholly owned subsidiary of Unimin, entered into a Business Contribution Agreement (“Contribution Agreement”), pursuant to which Unimin contributed assets relating to its global high purity quartz mining and production business to HPQ Co in exchange for 100% of the issued and outstanding shares of common stock of HPQ Co and the assumption by HPQ Co of certain liabilities relating to the transferred assets.

Unimin also entered into the Redemption Agreement with Sibelco, pursuant to which, following the contribution of the HPQ business to HPQ Co, Unimin distributed 100% of the issued and outstanding shares of HPQ Co common stock to Sibelco in exchange for the redemption by Unimin of 169,550 shares of Unimin common stock held by Sibelco.  As a result of the transactions consummated pursuant to the Contribution Agreement and the Redemption Agreement (collectively, the “HPQ Carveout”), Sibelco acquired ownership of 100% of the shares of HPQ Co common stock and maintains control over the HPQ business.

Transition Services Agreements

In connection with the Merger, we entered into a transition services agreement with HPQ Co (“HPQ Transition Services Agreement”) pursuant to which HPQ Co provides information technology transition services to us, and we provide certain transition services to HPQ Co, including operations, information technology, consulting, supply chain, procurement, finance, communications and human resources services.  The recipient of the transition services pays a fee to the provider of such transition services, which fee is generally intended to allow the provider to recover all of its direct and indirect costs, generally without profit.  The initial term of the transition services provided by HPQ Co to us was seven months.  The initial term of the transition services to be provided by us to HPQ Co is up to 24 months, varying by the type of service being provided.  The initial term may be extended.  Under the HPQ Transition Services Agreement, HPQ Co paid us $0.6 million in 2018.

Also in connection with the Merger, we entered into a transition services agreement with Sibelco (“Sibelco Transition Services Agreement” and, together with the HPQ Transition Services Agreement, the “Transition Services Agreements”) pursuant to which Sibelco will provide certain information technology transition services to us.  In exchange, we pay a fee to Sibelco intended to allow Sibelco to recover all of its direct and indirect costs, generally without profit.  The initial term of the Sibelco Transition Services Agreement is up to 24 months, varying by the type of service being provided.  The initial term may be extended.  Under the Sibelco Transition Services Agreement, we paid Sibelco $0.4 million in 2018.

The Transition Services Agreements provide for indemnification obligations by each of the parties with the maximum aggregate liability for each transition service not exceeding the total amount paid by the recipient with respect to such transition service as of the date the indemnification claim is submitted to the indemnifying party.

Tax Matters Agreement

In connection with the HPQ Carveout, Unimin, Sibelco and HPQ Co entered into the Tax Matters Agreement (“Tax Matters Agreement”) governing their respective rights, responsibilities and obligations relating to tax liabilities, the filing of tax returns, the control of tax contests and other tax matters.

The Tax Matters Agreement allocates responsibility for federal, state and local taxes and certain transaction taxes, and for filing the related tax returns, to Unimin or HPQ Co generally based upon whether such party would be required to report such taxes under applicable law, except for certain taxes related to the business contributed by Unimin to HPQ Co in connection with the HPQ Carveout for which Unimin retained responsibility to the extent such taxes related to periods prior to the redemption consummated pursuant to the Redemption Agreement.  The Tax Matters Agreement requires that Unimin indemnify Sibelco and HPQ Co from liability with respect to taxes for which it has been allocated responsibility and provides for similar indemnification obligations of Sibelco and HPQ Co with respect to taxes for which HPQ Co has been allocated responsibility.  The Tax Matters Agreement also gives the right to control tax contests and audits to the party or parties allocated responsibility for any such taxes under the Tax Matters Agreement.

Stockholders Agreement

Pursuant to the Merger Agreement, Unimin entered into the Stockholders Agreement with Sibelco and certain other Covia stockholders.  The Stockholders Agreement, which became effective as of the closing of the Merger (“effective time”), sets forth certain governance arrangements and contains various provisions relating to, among other things, representation on our Board, certain matters involving Sibelco requiring approval of Fairmount Santrol-nominated independent directors, preemptive rights, certain limitations on the disposal or transfer of shares of our common stock by Sibelco, certain standstill limitations and ownership caps and certain information rights.

Board Composition

From the effective time of the Stockholders Agreement until the day following the third annual meeting of our stockholders following the effective time, Sibelco and the other Covia stockholders who are parties to the Stockholders Agreement will vote all voting shares of our stock owned by them, and take all other necessary actions within his, her or its control (including in his, her or its capacity as a stockholder, director, member of a board committee, officer of Covia or otherwise), and Covia and its directors will take all necessary actions within its and their control:

•
to ensure that the number of directors constituting our Board is fixed at 13 directors, subject to the right of Sibelco to reduce the number of directors to 11 by removal of one Unimin-nominated director and one Fairmount Santrol-nominated director at certain specified times;

•
prior to the earlier of the close of business on (i) the tenth business day following the date on which Sibelco and its affiliates no longer beneficially own more than 50% of the outstanding shares of Covia’s common stock and (ii) the business day following public announcement that Sibelco has made an election that the “Trigger Date” has occurred (the earlier of which is the “Trigger Date”), to nominate and vote to elect as directors:

•	the seven Unimin-nominated directors;

•	the five Fairmount Santrol-nominated directors; and

•	our CEO; and

•	from and after the Trigger Date,

•
to cause the number of Unimin-nominated directors to be reduced so that the number of Unimin-nominated directors is at all times equal to the product of (x) Sibelco’s percentage ownership of outstanding shares of our common stock and (y) the total number of directors authorized to serve on our Board (rounded down to the nearest whole number); and

•	to nominate and vote to elect as directors:

•	the number of Unimin-nominated directors calculated as described above (reflecting Sibelco’s percentage ownership of outstanding shares of our common stock);

•
the number of individuals equal to the difference between 12 (or 10, if Sibelco has elected to reduce the size of the Board as permitted prior to the Trigger Date) and the number of Unimin-nominated directors nominated by the Fairmount Santrol-nominated directors then in office in accordance with the Stockholders Agreement (including the provisions regarding filling vacancies described below); and

•	our CEO.

The “Trigger Date” means the earlier of (1) the close of business on the tenth business day following the date on which Sibelco and its affiliates no longer beneficially own more than 50% of our outstanding shares of common stock and (ii) the close of business on the business day following public announcement by Sibelco that it has made an election that the Trigger Date has occurred.

The sole and exclusive right of Sibelco or any Sibelco-related party to nominate any director is limited to the provisions described above.  From and after the third annual meeting date, the size and composition of our Board may be adjusted by our Board in accordance with our Certificate of Incorporation and Bylaws, subject to the applicable NYSE listing rules.

Board Vacancies

From the effective time until the third annual meeting date, if a vacancy is created on our Board at any time due to the death, disability, retirement, resignation or removal of a director, then:

•	if such director is a Unimin-nominated director, the remaining Unimin-nominated directors have the right to designate an individual to fill such vacancy;

•	if such director is a Fairmount Santrol-nominated director, then the remaining Fairmount Santrol-nominated directors have the right to designate an individual to fill such vacancy;

•
prior to the Trigger Date, if the vacancy is caused by the death, disability, retirement, resignation or removal of a Fairmount Santrol-nominated director, and the Fairmount Santrol-nominated directors do not fill such vacancy for more than 30 days after notice from Covia of such failure to fill the vacancy, then the vacant position will be filled by an individual designated by the Unimin-nominated directors then in office, but any such individual will be removed if the remaining Fairmount Santrol-nominated directors so direct and simultaneously designate a new director; and

•
if a vacancy is created on our Board because of the removal of a Unimin-nominated director due to a decrease in Sibelco’s percentage ownership of outstanding shares of our common stock as described above, then the remaining directors will have the right to immediately designate a replacement for the removed director to fill such vacancy, provided that any such replacement must be an independent director as determined pursuant to the applicable NYSE listing rules.

In addition, from the effective time until the third annual meeting date, if our CEO is removed or resigns as our CEO pursuant to the terms of such officer’s employment agreement, then such individual will also be removed as a director, and our successor CEO will be appointed to our Board in accordance with our organizational documents.

Transactions Involving Sibelco Requiring Approval of Fairmount Santrol-Nominated Directors

For a period of three years beginning at the effective time, the following transactions involving Sibelco require the approval of a majority of the Fairmount Santrol-nominated independent directors:

•
the issuance of additional classes of capital stock or series of equity securities either (1) to Sibelco or any Sibelco-related party in whole or in part or (2) as the Fairmount Santrol-nominated independent directors otherwise determine may involve an actual or potential conflict of interest between Sibelco and the other Covia stockholders;

•
the entry into any transaction (including any amendment, modification or supplement to any agreement existing on or prior to the effective time) between us or any of our subsidiaries, on the one hand, and Sibelco or any Sibelco-related party, on the other hand, (1) requiring annual payments in excess of $2 million or with respect to which aggregate consideration exceeds $10 million, (2) which is otherwise material to us or (3) which is not on arm’s length terms (provided that this provision does not apply to any transactions entered into pursuant to any agreements existing at or prior to the effective time);

•
the commencement, enforcement, waiver, release, assignment, settlement or compromise of any claims or causes of action held by us or any of our subsidiaries, on the one hand, against Sibelco or any Sibelco-related party, on the other hand (and during such three year period, the conduct, defense and management of the claim must be delegated to the Fairmount Santrol-nominated independent directors or a committee composed of such directors); and

•
any transaction pursuant to which Sibelco would be entitled to more or different consideration, on a per share of our common stock basis, compared to all other Covia stockholders (and the definitive agreements for such transaction must also contain a non-waivable condition that the transaction has been approved by the majority of our stockholders, excluding Sibelco and any Sibelco-related party).

In addition, any amendment, modification, supplement or restatement to our Certificate of Incorporation or Bylaws (1) made during such three-year period must be approved by a majority of the Fairmount Santrol-nominated independent directors and (2) made after such three-year period, if such amendment, modification, supplement or restatement is inconsistent with the rights of any stockholder party to the Stockholders Agreement under the Stockholders Agreement, must be approved by a majority of the Fairmount Santrol-nominated independent directors.  Any amendment or modification of the Stockholders Agreement requires the agreement of all of the parties thereto (including, if applicable, approval by such party’s board of directors or a duly authorized committee thereof) and (1) for the three years following the effective time, a majority of the Fairmount Santrol-nominated independent directors and (2) thereafter, a majority of the independent directors.

Preemptive Rights

We have granted to Sibelco a right to purchase its pro rata portion of any shares of our capital stock that we may from time to time propose to issue or sell to any person, other than any such shares issued in connection with:

•
a grant to any existing or prospective consultants, employees, officers or directors pursuant to any stock option, employee stock purchase or similar equity-based plans or other compensation agreements;

•	any acquisition by us of the stock, assets, properties or business of any person;

•	a stock split, stock dividend or any similar recapitalization; or

•
any issuance of warrants or other similar rights to purchase our common stock to lenders or other institutional investors in any arm’s length transaction providing debt financing to us or any of our subsidiaries approved by our Board.

Ownership Cap

Unless approved by a majority of the independent directors, Sibelco will not, and will cause Sibelco-related parties not to, acquire any shares of our capital stock if such acquisition would result in Sibelco and Sibelco-related parties beneficially owning more than either (1) 70% of the outstanding shares of our common stock during the three years following the effective time or (2) 80.1% of the outstanding shares of our common stock after three years following the effective time.

Registration Rights Agreement

Upon the closing of the Merger, we entered into the Registration Rights Agreement with the Sibelco Stockholders.  Pursuant to the Registration Right Agreement, we are obligated to register the sale of our shares of common stock owned by the Sibelco Stockholders upon demand of the Sibelco Stockholders under certain circumstances.  In addition, the Registration Rights Agreement grants to the Sibelco Stockholders certain piggyback rights to include their shares in registration by us of an offering of our common stock, subject to customary limitations.  We would be required under the Registration Rights Agreement to pay all registration expenses in connection with our obligations under the Registration Rights Agreement, regardless of whether a registration statement becomes effective or the offering is consummated, including the fees and expenses of counsel for the Sibelco Stockholders.  However, the Sibelco Stockholders must pay all underwriting discounts and commissions in connection with sales by them of any of their shares of our common stock. The Registration Rights Agreement contains customary indemnification and contribution provisions.

Distribution Agreements

Upon the closing of the Merger, Covia and Sibelco entered into the Distribution Agreements, pursuant to which we are the exclusive distributor in North America and Mexico with respect to Sibelco’s products for the tiles and engobes industry (sodium feldspar chips and shredded/blended ball clay), while Sibelco is the exclusive distributor throughout the world with respect to our products for the performance coatings and polymer solutions industries (nepheline syenite flour, microcrystalline silica flour and ground kaolin).  Each distributor purchases the respective products and resells them in its own name, for its own account, and at its own risk and does not act as an agent, partner or franchisee of the producer of the products.  Under the distribution agreement in which we are the distributor, we paid Sibelco $12.4 million in 2018.  Under the Distribution Agreement pursuant to which Sibelco is the distributor, Sibelco paid us $8.8 million in 2018.

Agency Agreements

Upon the closing of the Merger, Covia and Sibelco entered into the Exclusive Agency Agreements (each, an “Agency Agreement”), pursuant to which each party provides exclusive agency services with respect to the other party’s products within the applicable industry and the applicable agency areas, as specified in the Agency Agreements.  In particular, we are the exclusive sales agent in North America and Mexico with respect to Sibelco’s products for the casting steel and HT alloys, display glass, foundry, feed amendments, tiles and engobes and welding (electronics) industries.  Sibelco is the exclusive sales agent in North America and Mexico with respect to our products for the coating and polymers industries and throughout the world with respect to our products for the sanitary ware, ceramic ware, industrial ceramics and feed amendments industries.

As compensation for its services, each agent receives a commission equal to five percent of the net sales of the products generated by the agent for which the producer received payment from a customer.  Under the Agency Agreement pursuant to which Sibelco is the agent, Sibelco earned commissions of $2.2 million in 2018.  Under the Agency Agreement pursuant to which we are the agent, we earned commissions of $0.3 million in 2018.

Non-Compete Agreement

Upon the closing of the Merger, Covia and Sibelco entered into the Non-Compete Agreement, pursuant to which we agreed during the Restricted Period (as defined below), to refrain from, and to cause our controlled affiliates to refrain from, directly or indirectly, managing, owning, operating, controlling, participating in, acquiring (or having the right to acquire) voting securities of, performing services for or otherwise carrying on any business involved with activities other than the following activities:

•
sell, market or distribute: (1) silica sand, calcium carbonate, lime, feldspathics, clay (including ball clay and kaolin), nepheline syenite, coated materials, phenolic resins and coated materials, and Black Lab materials and services, or other energy focused minerals (including API Barite and API Bentonite) (collectively, the “Covia Products”); (2) recycled materials (other than recycled glass or as otherwise agreed between Covia and Sibelco); or (3) any product that is not a Covia Product ((2) and (3) being referred to herein as the “Sibelco Products”) to customers in the energy, foundry, glass, construction and building, sports and recreation, retail and DIY, biomass, ceramics, chemicals and agriculture industries (“Covia Markets”) in the U.S. and its overseas territories, Canada or Mexico (collectively, the “Covia Territories”);

•	sell, market or distribute the Covia Products to customers in the energy market anywhere in the world;

•	sell, market or distribute silica sand and coated silica sand to customers in the water treatment market in the Covia Territories;

•
sell, market or distribute the Covia Products for foundry applications outside of the Covia Territories to customers that were foundry customers of Fairmount Santrol at the effective time of the Non-Compete Agreement;

•	sell, market, distribute or produce coated products to or for customers in the energy market anywhere in the world;

•	sell, market or distribute Black Lab products in existing markets as of the effective time of the Non-Compete Agreement; and

•	produce any Covia Products in any of the Covia Territories.

However, as an exclusion to the foregoing limitations, the Non-Compete Agreement permits any activities by us or any of our controlled affiliates pursuant to, and in accordance with, the Distribution Agreement or Agency Agreement with Sibelco or any joint venture, joint development or other agreement with us or any of our controlled affiliates, on the one hand, and Sibelco or any of its controlled affiliates, on the other hand.

In addition, under the Non-Compete Agreement, Sibelco has agreed, during the Restricted Period (as defined below), to refrain from, and to cause its controlled affiliates (other than us and our controlled affiliates) to refrain from, directly or indirectly, managing, operating, controlling, participating in, acquiring (or having the right to acquire) voting securities of, performing services for or otherwise carrying on any business involved with activities other than the following activities:

•	sell, market or distribute the Covia Products or Sibelco Products to customers in the Covia Markets (other than the energy market) anywhere outside of the Covia Territories;

•	sell, market or distribute the Covia Products or Sibelco Products or provide any services to customers in markets other than the Covia Markets anywhere in the world;

•
produce the Covia Products (other than coated products for energy markets) anywhere outside of the Covia Territories, except for raw frac sand in any jurisdiction where Unimin or its controlled affiliates engaged in an acquisition or investment opportunity for raw frac sand with respect to which Sibelco and its controlled affiliates failed to exercise their ROFO Opportunity (as defined below) in accordance with the Non-Compete Agreement; and

•	produce the Sibelco Products or provide any services anywhere in the world.

However, as an exclusion to the foregoing limitations, the Non-Compete Agreement permits any activities by Sibelco or any of its controlled affiliates pursuant to, and in accordance with, the Distribution Agreement or Agency Agreement with us or any joint venture, joint development or other agreement with Sibelco or any of its controlled affiliates, on the one hand, and us or any of our controlled affiliates, on the other hand.

ROFO Opportunities

The Non-Compete Agreement further provides that we and our controlled affiliates are permitted to pursue acquisitions or investment opportunities with respect to the production of (1) Covia Products in the Covia Territories, (2) coated products for customers in the energy market outside of the Covia Territories, (3) raw frac sand outside of the Covia Territories and (4) any mineral that is not a Covia Product in the Covia Territories; provided that, if we wish to pursue any acquisition or investment opportunity with respect to items (3) or (4) above (each, a “ROFO Opportunity”) during the Restricted Period (as defined below), we are required to first serve a written notice on Sibelco offering Sibelco or a controlled affiliate thereof the right to pursue such ROFO Opportunity.  The offer must remain open for acceptance by Sibelco for a period of 30 business days following service of such notice.  Sibelco and its controlled affiliates will be permitted to pursue any acquisitions or investment opportunities except for those referred to in items (1) and (2) of this paragraph.

Restricted Period and Termination

The Non-Compete Agreement will automatically terminate when Sibelco, together with its controlled affiliates, ceases to own more than 50% of our issued and outstanding shares of common stock (such time until the Non-Compete Agreement automatically terminates, the “Restricted Period”).

Other Related Party Transactions

We sell minerals to and purchase minerals from Sibelco and certain of its affiliates under a number of sales agreements.  Sales to these parties amounted to $6.7 million in 2018, and purchases from these parties amounted to $5.3 million in 2018.  As of December 31, 2018, we had accounts receivables from these parties of $0.8 million, and accounts payable to these parties of $0.5 million.

Loans to Directors and Executive Officers Prohibited

Our Code of Ethics provides that no director or executive officer may seek, or accept from us, credit, an extension of credit or the arrangement of an extension of credit in the form of a personal loan.

Attendance at Board, Committee and Stockholder Meetings

The Board held four meetings during 2018.  During 2018, each director attended at least 75% of the aggregate of the total number of meetings of the Board and the committees on which he or she served (in each case, held during the periods that he or she served).  In accordance with the NYSE rules, the Governance Guidelines provide that non-management directors will meet in regularly scheduled executive sessions of the Board without employees present.  Under the Governance Guidelines, if the non-management directors include directors who are not independent under the NYSE listing standards, then the independent directors will also meet at least annually in executive sessions of the Board without employees and non-independent directors present.  The Chairman of the Board presides at all executive sessions of the Board.  During 2018 following the Merger, the non-management directors held one executive session of the Board without employees and non-independent directors present.  The Governance Guidelines provide that each director is encouraged to attend the Annual Meeting of Stockholders.  The Annual Meeting will be our first Annual Meeting of Stockholders since the Merger, which is discussed in further detail under the “Preliminary Note” section above.

Board’s Role in Risk Oversight

The Board has the primary role in overseeing risk management and administers this responsibility directly through its standing committees. Each committee’s role in risk oversight is more fully described in the “Role of the Board’s Committees” section below.  The Audit Committee assists the Board in fulfilling its oversight responsibility relating to the integrity of our financial statements, the performance of our system of internal controls, compliance with legal and regulatory requirements, our audit, accounting and financial reporting processes, the qualifications, independence and work of our independent registered public accounting firm, business conduct and ethics, and the evaluation of enterprise risk issues, particularly those risk issues not overseen by other committees.  The Compensation Committee is responsible for overseeing the management of risks relating to our compensation programs, policies and practices.  The Governance Committee manages risks associated with corporate governance, succession planning, and the performance of the Board, its committees and directors.

While each committee is responsible for evaluating certain risks and overseeing the management of those risks, the entire Board is regularly informed about those risks through committee reports or by attending committee meetings.  The reports presented to the Board include discussions of committee agenda topics, including matters involving risk oversight.  The Board also directly considers specific topics, including risks associated with our strategic plan, capital structure, information/cyber security and development activities.  Members of management who supervise the day-to-day risk management responsibilities periodically provide reports to the Board as a whole and to the committees as requested.

Role of the Board’s Committees

The Board has four standing committees – Audit, Compensation, Governance, and Executive – that assist and report their activities to the Board.  In accordance with the applicable rules of the NYSE and SEC, each committee is organized and operates under a written charter adopted by the Board.  The Audit, Compensation and Governance Committees annually review and assess the adequacy of the charters and recommend changes to the Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.  Pursuant to its respective charter, each committee has the authority to engage, at our expense, advisors as it deems necessary to carry out its duties.  The function and authority of each committee are further described below and in each committee’s respective charter.  These committee charters are available in the Corporate Governance section of our website (ir.coviacorp.com/corporate-governance).

With the assistance of the Governance Committee, the Board and the Audit, Compensation and Governance Committees annually conduct performance self-evaluations.  In order to continuously improve Board governance, the results of the self-evaluations are reported to the full Board.

As a “controlled company” within the meaning of the NYSE rules, we may elect not to comply with certain corporate governance standards imposed under the NYSE rules, including standards requiring that the boards of listed companies have a majority of independent directors, a fully independent nominating and corporate governance committee and a fully independent compensation committee. As defined in the NYSE rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company is a “controlled company.” Because more than 50% of our outstanding shares of common stock are held by Sibelco, we may choose to be exempt from these and other requirements of the NYSE corporate governance rules.

Despite these available exemptions for controlled companies, in the interest of adhering to good corporate governance, we have chosen to forego such exemptions by maintaining a Board composed of a majority of independent directors and constituting our Compensation Committee and our Governance Committee entirely of independent directors that meet the applicable independence standards set forth under the NYSE rules. In addition, our Audit Committee is comprised entirely of independent directors who meet the heightened independence standards for audit committee members set forth in the NYSE rules and the SEC rules.  The following table reflects the current membership of each committee:

Director	Audit Committee	Compensation Committee	Governance Committee	Executive Committee
Mr. Conway			C
Mr. Decat				M
Ms. Deckard				M
Mr. Deleersnyder				M
Mr. Delloye	M
Mr. Fowler			M
Mr. Hadden	M
Mr. Kelly		M
Mr. Labroue		C	M
Mr. Lambrechts				M
Mr. LeBaron				M
Mr. Navarre	C			C
Mr. Scofield		M

M	Denotes a member of the committee.

C	Denotes the chair of the committee.

Audit Committee

The primary purposes of the Audit Committee are to:  (1) assist the Board in its oversight of (a) the integrity of our financial statements, (b) the effectiveness of our internal control over financial reporting, (c) our compliance with legal and regulatory requirements, (d) the qualifications and independence of our independent registered public accounting firm, and (e) the effectiveness and performance of our internal audit function and independent registered public accounting firm; and (2) prepare the Audit Committee Report disclosure required by Item 407(d)(3) of Regulation S-K.  The Board has determined that each member of the Audit Committee is “financially literate,” as required by the NYSE rules, and is an “audit committee financial expert,” as that term is defined under the applicable SEC rules.   The Audit Committee met five times during 2018.

Compensation Committee

The primary purposes of the Compensation Committee are to:  (1) review, evaluate and recommend to the Board for approval the agreements, plans, policies and programs to compensate our executive officers and directors; (2) review and discuss with management the Compensation Discussion and Analysis (“CD&A”) to be included in our annual proxy statements, and to determine whether to recommend to the Board that the CD&A be included in the proxy statement; and (3) produce the Compensation Committee Report as required by Item 407(e)(5) of Regulation S-K for inclusion in the annual proxy statement.  Additional information regarding our executive compensation program, including our processes and procedures for the consideration and determination of executive officer compensation, is described in the “Executive Compensation” section of this Proxy Statement.  The Compensation Committee met five times during 2018.

Executive Compensation Consultants

The Compensation Committee may, in its sole discretion, retain or obtain the advice of compensation consultants to review our executive officer and director compensation programs.  The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any compensation consultant retained by the Compensation Committee.  We provide appropriate funding, as determined by the Compensation Committee, for payment of reasonable compensation to any compensation consultant retained by the Compensation Committee.

In connection the transition forward as a publicly-traded company, and in order to obtain a better understanding of the market practices of its peers, Unimin engaged Aon Hewitt to conduct a peer group analysis of compensation practices at peer competitors.  In establishing executive compensation for 2018, the Committee considered the work performed by Aon Hewitt for Unimin.  During 2018, Aon Hewitt did not provide any services to Unimin or us other than conducting a peer group compensation analysis.

For 2019, the Compensation Committee selected and retained Pay Governance LLC as its independent compensation consultant to advise it on executive compensation matters for 2019.  The Compensation Committee assessed the independence of Pay Governance LLC pursuant to NYSE and SEC rules and concluded that no conflict of interest exists that would prevent it from independently advising the Compensation Committee during 2019.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee serves, or has served at any time, as one of our officers or employees or has, during 2018, had a material interest in any related party transaction, as defined in Item 404 of Regulation S-K.  During 2018 and as of the date of this Proxy Statement, none of our executive officers served as a member of the board of directors or compensation committee of any other entity that had an executive officer serving as a member of the Board or the Compensation Committee.

Governance Committee

The primary purposes of the Governance Committee are to: (1) advise the Board and make recommendations regarding appropriate corporate governance practices and assist the Board in implementing those practices; (2) lead the annual evaluation of the performance of the Board and its committees; and (3) direct all matters relating to the succession of our CEO.  As discussed below under the “Nominating Procedures” section, the Governance Committee does not exercise responsibility for evaluating and recommending individuals as nominees for election as directors.  The Governance Committee met once during 2018.

Executive Committee

The primary purposes of the Executive Committee are to: (1) exercise the powers and authority of the Board to direct our business in between meetings of the Board; (2) take the necessary action for and on behalf of the Board in situations where the matter requires Board approval, but where a quorum of the Board cannot be assembled in time, or is not deemed prudent by the Chairman of the Board to convene a special Board meeting, to take such actions; and (3) take action on such other matters as may be delegated to the Committee from time to time by the Board.  The Executive Committee met four times during 2018.

Nominating Procedures

As discussed above in the “Related Party Transactions – Stockholders Agreement” section, until the day following the third annual meeting of our stockholders occurring after the effective time of the Stockholders Agreement, the Board may only nominate individuals for election as directors in accordance with the Stockholders Agreement.  Accordingly, as permitted by the applicable NYSE rules, the Board has not delegated the selection and nomination of directors to the Governance Committee.  In addition, because the Board is currently obligated to maintain the composition of the Board specified in the Stockholders Agreement, the Board has not established a policy with regard to the consideration of any director candidates recommended by stockholders.  From and after the third annual meeting of our stockholders, the size and composition of the Board may be adjusted by the Board in accordance with the Certificate of Incorporation and Bylaws, subject to the applicable NYSE listing standards.

Although the Board may not consider for nomination as a director any persons other than those specified in the Stockholders Agreement until after the third annual meeting of our stockholders, stockholders who wish to nominate persons for election as directors may do so, provided that they comply with the nomination procedures set forth in our Bylaws and the applicable SEC rules.  To nominate one or more persons for election as a director at an annual meeting, our Bylaws require that a stockholder provide written notice of such stockholder’s intention to make such nomination by delivering such notice to our Secretary at our principal offices at 3 Summit Park Drive, Suite 700, Independence, Ohio 44131 no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (or in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date or with respect to a special meeting, notice by the stockholder must be delivered no earlier than the close of business on the 120th day prior to the date of the annual or special meeting and no later than the close of business on the later of the 90th day prior to such annual or special meeting or the 10th day following the day on which we first publicly announced such annual or special meeting).  Such notice must set forth:

•	the name and address of the stockholder intending to make such nomination;

•
the class or series and number of our shares of common stock which are directly or indirectly, owned beneficially and of record by such stockholder and any of the following: (1) any Derivative Instrument (as such term is defined in our Bylaws) directly or indirectly owned beneficially by such stockholder, (2) any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of our shares of common stock directly or indirectly owned by such stockholder, (3) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder, if any, has a right to vote any shares of any of our securities, (4) any short interest (as such term is defined in our Bylaws) in any of our securities directly or indirectly owned by such stockholder, (5) any rights to dividends on our shares owned beneficially by such stockholder that are separate or separable from the underlying shares of Covia, (6) any proportionate interest in our shares or any Derivative Instruments held directly or indirectly by a general or limited partnership in which such stockholder is a general partner or directly or indirectly owns an interest as a general partner and (7) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of our shares or any Derivative Instruments as of the date of the notice;

•
any other information relating to the proposed nominee that would be disclosed in proxy solicitations under applicable SEC rules, including the individual’s written consent to be named in the proxy statement as a nominee and to serve as a director, if elected;

•
a representation that the stockholder was a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination before the meeting;

•
a representation as to whether such stockholder intends to, or is part of a group that intends to, deliver a proxy statement or form of proxy to holders of at least the percentage of voting power of Covia required to elect the nominee and/or otherwise solicit proxies from stockholders in support of such nomination; and

•
disclosure of all direct or indirect compensation and other material monetary agreements, arrangements and understandings during the past three years and any other material relationships between such stockholder and its affiliates or associates, or any others acting in concert therewith, on the one hand, and each proposed nominee and his or her affiliates and associates, or any others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the nominating stockholder, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of Item 404 and the nominee were a director or executive officer of the registrant.

In addition, to be eligible as a director nominee, the nominee or nominating stockholder must deliver, within the time periods applicable to the written notice of intention to nominate such individual, to our Secretary at our principal offices (1) a written questionnaire with respect to the background and qualification of such nominee and the background of any other person or entity on whose behalf the nomination is being made and (2) a written representation and agreement that such person (i) is not and will not become a party to any agreement (other than the Stockholders Agreement), arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of Covia will act or vote on any issue or question, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than Covia with respect to direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of Covia, and will comply with all of our applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading polices and guidelines.  Only those persons nominated by stockholders in accordance with the procedures described above or otherwise nominated by the Board or any committee to which the Board has delegated such authority will be eligible to serve as directors.  Except as otherwise provided under law, the chairman of the annual meeting or the special meeting, as applicable, may determine whether a nomination was proposed in accordance with the procedures set forth in our Bylaws and may disregard any nomination not in compliance with such procedures.

Communications with the Board

Stockholders and other interested parties may send written communications to the Board and, if applicable, to the Chairman of the Board and other individual directors by mail or courier to our corporate office.  Our Secretary will forward all such correspondence that we receive to the Board or, if applicable, to the Chairman of the Board or other individual director.  Communications should be addressed to the Board or applicable director at:  Covia Holdings Corporation, Attn: General Counsel and Secretary, 3 Summit Park Drive, Suite 700, Independence, Ohio 44131.

Our Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the receipt, retention and treatment of concerns regarding potential violations of applicable laws, rules and regulations or our codes, policies and procedures.  These procedures (1) set forth a statement about our commitment to comply with laws, (2) encourage employees to inform us of conduct amounting to a violation of applicable standards, (3) describe prohibited conduct, (4) include procedures for making confidential, anonymous complaints, and (5) provide assurances that there will be no retaliation for reporting suspected violations.

Supervisors and managers are required to report questionable accounting matters and compliance matters to our General Counsel.  Upon receipt of a concern, our General Counsel will determine whether the concern actually pertains to accounting matters or compliance matters.  Concerns relating to accounting matters will be reviewed under the Audit Committee’s oversight by our General Counsel, internal audit department or such other persons as the Audit Committee determines to be appropriate.  Concerns relating to compliance matters will be reviewed under the Audit Committee’s oversight by our General Counsel or such other persons as the Audit Committee determines to be appropriate.

We have also established procedures to enable anyone who has a concern accounting matters or compliance matters to report that concern through our normal company channels or anonymously.  An anonymous ethics hotline is maintained by an independent third party and is available 24 hours a day, seven days per week.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table provides information regarding beneficial ownership of our shares of common stock by each person or entity known by us to be the beneficial owner of more than five percent of our outstanding shares of common stock.  The assessment of holders of more than five percent of our shares of common stock is based on a review of and in reliance upon their respective filings with the SEC, and all information is as of December 31, 2018 as reported in such filings, except as otherwise noted.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percent of Class
SCR-Sibelco NV (1) Plantin en Moretuslei 1A B-2018 Antwerp, Belgium	86,019,653	65.6%
SailingStone Capital Partners LLC (2) One California Street, 30th Floor San Francisco, CA 94111	12,997,906	9.91%
ASP FML Holdings, LLC (3) c/o American Securities LLC 299 Park Avenue, 34th Floor New York, NY 10171	9,631,325	7.2%

(1)
The information is based on the Schedule 13G filed with the SEC on February 4, 2019 by Sibelco reporting on beneficial ownership as of December 31, 2018.  According to the filing, Sibelco has sole voting power and sole dispositive power with respect to 86,019,653 shares of common stock.

(2)
The information is based on the Schedule 13G/A (Amendment No. 1) filed with the SEC on February 8, 2019 by SailingStone Capital Partners LLC (“SailingStone”) reporting on beneficial ownership as of December 31, 2018.  According to the filing, SailingStone has sole voting power and sole dispositive power with respect to 12,997,906 shares of common stock.  The filing indicates that SailingStone Holdings LLC, MacKenzie B. Davis, and Kenneth L. Settles Jr. share voting and dispositive power with respect to all such shares.

(3)
The information is based on the Schedule 13G filed with the SEC on June 11, 2018 by ASP FML Holdings, LLC (“ASP FML”) reporting on beneficial ownership as of June 1, 2018.  According to the filing, ASP FML has shared voting power and shared dispositive power with respect to 9,631,325 shares of common stock.  Furthermore, according to this filing, (i) ASP FML Investco, LLC (“ASPFML Investco”), the owner of a majority of the membership interests in ASPFML Holdings, has shared voting power and shared dispositive power with respect to 8,576,406 shares of common stock, (ii) each of American Securities Partners V, L.P., American Securities Partners V(B), L.P., and American Securities Partners V(C), L.P. (together, the “Sponsors”), and ASP FML Co-Invest I, LLC (“ASPFML Coinvest”), the owners of a majority of the membership interests in ASPFML Investco, has shared voting power and shared dispositive power with respect to 6,152,064, 79,490, 96,177 and 2,246,955  shares of common stock, respectively, (iii) American Securities Associates V, LLC (“GP”), the general partner of each Sponsor, has shared voting power and shared dispositive power with respect to 6,327,731 shares of common stock, (iv) American Securities LLC (“ASLLC”), which provides investment advisory services to each Sponsor and to the GP, has shared voting power and shared dispositive power with respect to 6,327,731 shares of common stock and (v) ASP Manager Corp., a wholly owned subsidiary of ASLLC and the manager of ASPFML Holdings, ASPFML Investco, and ASPFML Coinvest has shared voting power and shared dispositive power with respect to 9,631,325 shares of common stock.

Security Ownership of Management and the Board

The following table provides information regarding the beneficial ownership of our shares of common stock by each of our named executive officers listed in the Summary Compensation Table, each of our directors, each of our director nominees and all of our current directors and executive officers as a group, in each case as of the Record Date.  Unless otherwise indicated by footnote, individuals have sole voting power and sole investment (dispositive) power over the reported shares of common stock.  The address of each individual named below is c/o Covia Holdings Corporation, 3 Summit Park Drive, Suite 700, Independence, Ohio 44131.

Name of Beneficial Owner	Number of Shares of Common Stock	Percent of Class (1)
Jenniffer D. Deckard (2)	992,597	*
Andrew D. Eich	─	*
Campbell Jones	─	*
Gerald L. Clancey (3)	955,261	*
Chadwick P. Reynolds	─	*
Brian J. Richardson (4)	56,467	*
Richard M. Solazzo	─	*
Mark B. Oskam (5)	─	*
William E. Conway (6)	192,204	*
Kurt Decat	─	*
Jean-Luc Deleersnyder	─	*
Michel Delloye	─	*
Charles D. Fowler (7)	1,915,468	1.46%
Stephen J. Hadden	13,998	*
William P. Kelly (8)	34,166	*
Jean-Pierre Labroue	─	*
Olivier Lambrechts	─	*
Matthew F. LeBaron	12,582	*
Richard A. Navarre	─	*
Jeffrey B. Scofield	─	*
All directors and executive officers as a group (21 persons)	4,172,743	3.18%

*	Represents less than 1.0% of our outstanding common stock.

(1)	The percentage identified in the “Percent of Class” column is based on the number of our shares of common stock outstanding as of the Record Date, as disclosed on page 1 of this Proxy Statement.

(2)
Includes (i) 117,857 shares held f/b/o Abbey Jo Deckard Trust, (ii) 117,857 shares held f/b/o Connor John Deckard Trust, (iii) 419,653 shares held under the Jenniffer D. Deckard Family Trust U/A/D dated February 28, 2010 and (iv) 20,400 shares held under the Daryl K. Deckard Irrevocable Trust dated August 29, 2014 (collectively, the “Deckard Trusts”).  Given Ms. Deckard’s position as trustee of each of the Deckard Trusts, Ms. Deckard is deemed to have sole voting power and investment power over the shares held by the Deckard Trusts.  The reported amount also includes 70,720 shares held under the Jenniffer D. Deckard Irrevocable Trust dated December 27, 2012 (“JDD Trust”).  Given Ms. Deckard’s spouse’s position as trustee of the JDD Trust, Ms. Deckard may be deemed to have shared voting power and investment power over the shares held by the JDD Trust.  In addition, the reported amount includes 77,306 shares of common stock held by the 401(k) Plan with respect to which Ms. Deckard has sole voting power and investment power, and 801 shares of common stock beneficially owned by Mr. Deckard’s spouse.  The reported amount also includes options to purchase 141,655 shares of common stock that are exercisable within 60 days of the Record Date, and options to purchase 4,911 shares of common stock that are exercisable by Ms. Deckard’s spouse within 60 days of the Record Date.

(3)
Includes 505,811 shares held under the Gerald L. Clancey Trust No. 1 and 20,087 shares held under the Gerald L. Clancey Grantor Retained Annuity Trust No. 1. (together, the “Clancey Trusts”).  Given Mr. Clancey’s position as trustee of the Clancey Trusts, Mr. Clancey has sole voting power and investment power over the shares held by the Clancey Trusts.  The reported amount also includes 88,400 shares held under the Gerald L. Clancey Irrevocable Trust dated December 13, 2012 (“GLC Trust”), and 88,400 shares held under The Connie J. Clancey Irrevocable Trust for the benefit of Gerald L. Clancey (“CLC Trust”).  Given Mr. Clancey’s spouse’s position as Trustee of the CLC Trust, Mr. Clancey may be deemed to have shared voting power and investment power over the shares held by the CLC Trust.  Given Mr. Clancey’s position as trustee of the GLC Trust, Mr. Clancey has sole voting power and investment power over the shares held in the GLC Trust.  The reported amount also includes 65,286 shares of common stock held in the 401(k) Plan over which Mr. Clancey has sole voting power and investment power, and options to purchase 167,322 shares of common stock that are exercisable within 60 days of the Record Date.

(4)
Includes 1,554 shares of common stock held by the 401(k) Plan with respect to which Mr. Richardson has sole voting power and investment power, and options to purchase 16,970 shares of common stock that are exercisable within 60 days of the Record Date.

(5)	Mr. Oskam’s employment with us terminated on January 19, 2019.

(6)
Includes 39,916 shares held under the Mary F. Conway Declaration of Trust dated December 13, 1980 (“Mary Conway Trust”), 98,290 shares held under the Under Trust Agreement dated March 10, 1992 (“Conway UTA”), and 40,000 shares held under the William E. Conway IRA Standard – Traditional IRA.  Given Mr. Conway’s spouse’s position as trustee under the Mary Conway Trust, Mr. Conway may be deemed to have shared voting power and investment power over the shares held by the Mary Conway Trust. Given Mr. Conway’s position as trustee under the Conway UTA, Mr. Conway has sole voting power and investment power over the shares held by the Conway UTA.

(7)
Includes 33,200 shares held under the Charles D. Fowler Grantor Retained Annuity Trust dated May 18, 2018.  Given Mr. Fowler’s position as trustee under the Charles D. Fowler Grantor Retained Annuity Trust, Mr. Fowler is deemed to have voting power and investment power over the shares held by the trust.  Includes 1,534,937 shares held under the Charles D. Fowler Declaration of Trust dated September 26, 1991, as amended to date (“Fowler Trust”).  Given the revocable nature of the Fowler Trust, Mr. Fowler is deemed to have sole voting power and investment power over the shares held by the Fowler Trust.

(8)	Includes options to purchase 11,900 shares of common stock that are exercisable within 60 days of the Record Date.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers, and persons who beneficially own more than 10% of our outstanding shares of common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our shares of common stock.  Directors, executive officers and greater than 10% stockholders are required by the SEC rules to furnish us with copies of all Section 16(a) reports they file.  Based solely upon our review of filings with the SEC and written representations that no other reports were required, we believe that, during 2018, all of our directors, executive officers and greater than 10% stockholders complied with the reporting requirements of Section 16(a) of the Exchange Act.

Hedging Prohibited

Hedging or monetization transactions may be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds.  Those hedging transactions may permit a person to continue to own our securities without the full risks and rewards of ownership.  When that occurs, the person may no longer have the same objectives as our other stockholders.  Therefore, the Board prohibits our directors, officers and other employees from all hedging or monetization transactions involving shares of our commons stock or other securities.

Pledging Prohibited

Securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan.  Similarly, securities held in a margin account as collateral for a margin loan may be sold by the broker without the customer’s consent if the customer fails to meet a margin call.  Because a foreclosure sale or margin sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in our securities, the Board prohibits our directors, officers and other employees from holding shares of our common stock or other securities in a margin account or otherwise pledging shares of our common stock or other securities as collateral for a loan.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee reviewed and discussed the following CD&A with our management.  Based on that review and discussion, the Compensation Committee (which we refer to as the “Committee” in the CD&A) recommended to our Board that the CD&A be included in this Proxy Statement and our Annual Report on Form 10-K for our fiscal year ended December 31, 2018.

Members of the Compensation Committee
William P. Kelly
Jean-Pierre Labroue, Chairman
Jeffrey B. Scofield

Compensation Discussion and Analysis

Executive Summary

This CD&A describes the objectives and principles underlying our executive compensation policies and decisions as well as the elements of the compensation of our named executive officers for 2018.

Merger of Fairmount Santrol and Unimin

On June 1, 2018, a wholly-owned subsidiary of Unimin merged with and into Fairmount Santrol, with Fairmount Santrol continuing as the surviving corporation and a wholly-owned subsidiary of Unimin (“Merger”).  Unimin changed its name to Covia immediately following the consummation of the Merger.  Unimin was determined to be the accounting acquirer in the Merger.  As a result, in accordance with SEC rules and interpretative guidance, this CD&A: (i) describes all compensation paid in 2018 to Covia’s named executive officers who served as executive officers of Unimin before the Merger; and (ii) describes only the compensation paid after the consummation of the Merger (i.e., from June 1, 2018 through December 31, 2018) to named executive officers of Covia who served as executive officers of Fairmount Santrol before the Merger.  In other sections of this Proxy Statement, however, we have identified references made on the basis of full-year, annualized compensation for our named executive officers.

For 2018, our named executive officers were:

Executive	Title
Jenniffer D. Deckard	President and CEO
Campbell Jones	Executive Vice President and Chief Operating Officer (and former CEO of Unimin)
Andrew D. Eich	Executive Vice President and Chief Financial Officer (and former Chief Commercial Officer and Principal Financial Officer of Unimin)
Gerald L. Clancey	Executive Vice President and Chief Commercial Officer
Brian J. Richardson	Executive Vice President and Chief Administrative Officer
Chadwick P. Reynolds	Executive Vice President, General Counsel and Secretary
Richard M. Solazzo	Former Senior Vice President, General Counsel and Secretary of Unimin
Mark B. Oskam	Former Senior Vice President, Corporate Development of Unimin

Overview of 2018 Executive Compensation

For the seven-month period of 2018 following the Merger, the Committee considered the work performed by Aon Hewitt for Unimin to develop an executive compensation program for our named executive officers to focus on maximizing the combined company’s results as well as recognizing and implementing cost savings from the Merger.  For 2018, the executive compensation program for our named executive officers consisted of three components: (i) base salaries; (ii) short-term cash incentive plan opportunities; and (iii) long-term equity incentive plan opportunities.  With this structure, a significant portion of each named executive officer’s compensation is dependent upon our performance.  Accordingly, we believe our executive compensation program demonstrates strong pay-for-performance alignment.

Approximately 76% and 67% of the target total compensation awarded to Ms. Deckard and our other named executive officers in 2018, respectively, was variable compensation tied to our performance and the price performance of our common stock.  We believe that tying a majority of each named executive officer’s target total compensation to our performance aligns the interests of our named executive officers and our stockholders.  See the “Pay for Performance” section of this CD&A for more information regarding our commitment to a pay-for-performance compensation philosophy.

Beginning in 2019, we will review annually the total direct compensation for each named executive officer based on market data provided by the Committee’s independent compensation consultant, contributions to corporate performance, internal pay equity and each executive’s performance, expertise, responsibility and experience.

Base Salaries

In 2018, the Committee recommended and the non-management directors approved the following annual base salary amounts for our current named executive officers:  Ms. Deckard, $800,000; Mr. Jones, $725,000; Mr. Eich, $500,000; Mr. Clancey, $450,000; Mr. Richardson, $415,000; and Mr. Reynolds, $415,000.  The 2018 base salaries of Mr. Solazzo and Mr. Oskam, neither of whom continued as executive officers upon the Merger, were $350,000 and $359,100, respectively.

In establishing initial pay levels of our executive officers in connection with the Merger, the Committee and the Board reviewed competitive market data provided by Aon Hewitt as part of its work for Unimin, including the base salaries of similarly situated executives in our compensation Peer Group (as described in the “Comparative Compensation Data; 2018 Peer Group” section of this CD&A).  The pre-Merger base salaries of Ms. Deckard, Mr. Eich, Mr. Clancey and Mr. Richardson were below the median for their comparable position within the Peer Group.  As a result, Aon Hewitt recommended that we move over time toward bases salaries and total direct compensation (i.e., base salary, short-term and long-term incentive compensation at targeted levels) near the 50th percentile of market compensation to ensure that we attract and retain the appropriate level of executive talent for a company of our size and complexity.  For 2018, the Committee set the base salaries of our named executive officers below the median for the Peer Group, except with respect to Mr. Jones, whose base salary exceeds the median of the Peer Group in recognition of the experience and expertise he provides as a result of his pre-Merger role as the CEO of Unimin and the scope of his current role, and the Committee expects to continue evaluating opportunities to migrate base salaries of our other named executive officers to near the Peer Group median.

Short-Term Cash Incentive Compensation

Our named executive officers were eligible to earn short-term incentive compensation awards for the seven-month period of 2018 following the Merger based on: (i) our adjusted EBITDA (60% weighting); (ii) our adjusted cash flow (20% weighting); and (iii) Merger-related synergy savings (20% weighting).  Short-term incentive compensation awards are paid in cash if and to the extent they are earned.

For the seven-month period of 2018 following the Merger, the target levels of performance for adjusted EBITDA, adjusted cash flow and synergy savings were $413.5 million, $285.9 million and $35.1 million, respectively.  A threshold level of performance had to be achieved to earn an award under each component, and a maximum level of performance limited the amount that could be earned under each component.  For the seven-month period of 2018 following the Merger, our adjusted EBITDA, adjusted cash flow and synergy savings were $193.7 million, $31.4 million and $53.5 million, respectively.  Threshold levels of adjusted EBITDA and adjusted cash flow were not achieved for 2018, but as a result of attaining the maximum level of performance under the synergy savings component, each of our named executive officers earned short-term incentive awards equal to 40% of their target opportunity for the seven-month period of 2018 following the Merger.

Long-Term Equity Incentive Awards

The Committee believes that awarding long-term equity incentive compensation is critical for aligning the interests of our executives with the creation of long-term stockholder value.  Following the Merger, the Committee awarded restricted stock units under our 2018 Omnibus Incentive Plan (“Omnibus Plan”) to our named executive officers employed by us on the grant date.  The restricted stock units awarded in 2018 vest ratably in one-third increments over three years (i.e., 33% per year).

Significant Executive Compensation Policies and Practices

We have implemented the following executive compensation policies and practices that we believe align our policies and practices with industry-leading standards.

Independent Compensation Committee

Although not required due to our status as a “controlled company” under NYSE rules, the Committee is composed entirely of independent directors who oversee our executive compensation program.

Pay-for-Performance

The majority of each named executive officer’s compensation is based on our financial performance and/or the value of our common stock, putting the value of each named executive officer’s variable compensation at risk if we do not perform to targeted levels established by the Committee and/or the value of our common stock declines.

Hedging Prohibited

We prohibit our directors, named executive officers and other employees from engaging in hedging or monetization transactions with respect to our securities (see the “Hedging Prohibited” section of this Proxy Statement).

Pledging Prohibited

We prohibit our directors, named executive officers and other employees from pledging our securities as collateral for a loan (see the “Pledging Prohibited” section of this Proxy Statement).

No Tax Gross-Up Payments

Our named executive officers are not entitled to tax gross-up payments as part of their short-term and long-term compensation arrangements or with respect to any termination or change-in-control arrangements.  In order to make whole those named executive officers who we recruit and seek to relocate, we may provide a reimbursement of taxes related to certain relocation-related compensation and expenses.

No Repricing

Consistent with the terms of our Omnibus Plan, it is the policy of our Board that we will not reprice or swap stock options without stockholder approval.

Reasonable Perquisites

Our executive compensation program offers perquisites that we believe are reasonable and customary in our industry.  In 2018, those perquisites comprised 1% or less of our named executive officers’ total compensation, except in the case of Mr. Jones, who received expatriate and housing benefits in connection with his prior relocation from Australia to the U.S. to lead the legacy Unimin business, and Mr. Eich, who received relocation benefits in connection with our request that he relocate from Connecticut to our principal office in Ohio.  For 2019, we have eliminated the automobile usage and related expenses perquisite previously provided to Mr. Jones and Mr. Eich.

Clawback Policy

Our named executive officers are subject to a compensation recovery or “clawback” policy (see the “Clawback Policy” section in this CD&A).

Compensation Objectives and Principles

The objectives of our executive compensation program are to:

•	enable us to attract, motivate and retain the executive talent required to successfully manage and grow our business and to achieve our short-term and long-term business objectives;

•
maximize our executive officers’ long-term commitment to our success by providing compensation elements that align their interests with the interests of our stockholders by linking compensation elements directly to financial metrics that the Committee believes influence the creation of long-term stockholder value; and

•	reward our executive officers upon the achievement of short-term and long-term business objectives and the creation of stockholder value.

The principles of and important processes in our executive compensation program are as follows:

•	emphasize pay-for-performance and encourage retention of executive officers who contribute to our performance;

•	maintain an appropriate balance between base salary and short-term and long-term incentive compensation;

•	link incentive compensation to the achievement of goals recommended by the Committee and set by all non-employee directors;

•	align the interests of our executive officers with those of our stockholders;

•	evaluate CEO performance against short-term and long-term performance goals;

•	require the achievement of threshold performance levels to earn payouts under short-term and long-term performance-based incentives;

•	convene an executive session of the Committee (without management) at least once annually;

•	recuse our CEO from deliberations and voting regarding his or her compensation;

•	consult our CEO, on an advisory basis only, on the compensation awarded to our other named executive officers;

•	conduct a thorough annual review and analysis of the recent compensation history of each named executive officer and all forms of compensation to which the executive may be entitled;

•	consider executive compensation data from peers; and

•	make recommendations on named executive officer compensation to the non-management directors of our Board after the Committee completes a thorough review and analysis.

Key Considerations in Setting Compensation

Based on these objectives and principles, the Committee has structured our executive compensation program to motivate our named executive officers to achieve the business goals set by our Board and to reward them for achieving those goals.  The following is a summary of the key considerations that the Committee takes into account in setting the compensation of our named executive officers.

Significance of Overall Corporate Performance

The Committee primarily evaluates our named executive officers’ contributions to our overall performance rather than focusing only on their individual function. The Committee believes that each named executive officer shares the responsibility to support our goals and performance as key members of our leadership team.

Evaluation of Individual Performance

The Committee does not rely on formulas in determining the amount and mix of each named executive officer’s total direct compensation.  Rather, in establishing compensation, the Committee exercises its judgment to evaluate a broad range of both quantitative and qualitative factors, including reliability in achieving financial targets, performance in the context of the economic environment relative to other companies, and possessing the characteristics, such as integrity, good judgment and vision, needed to create further growth and effectively lead others.  For long-term incentive awards, the Committee primarily considers a named executive officer’s potential for future successful performance and leadership as part of our executive management team, taking into account past performance as a key indicator.  The Committee may also take into account extraordinary, unusual or non-recurring items incurred or anticipated by us that the Committee deems appropriate in determining compensation.

Pay-for-Performance and Alignment with Stockholder Interests

Aligning executive compensation with our performance and the price performance of our common stock is a key principle of our executive compensation philosophy.  Incentive compensation is designed to drive our performance by rewarding executives if we exceed our targeted performance levels.  Similarly, if we fail to meet threshold levels tied to our performance, executives will not earn compensation for the applicable incentive-based award.  We believe our executive compensation program effectively implements the pay-for-performance principle by tying the value of incentive opportunities and equity awards to our financial and stock price performance.

The key metrics we used to evaluate the performance of our named executive officers in 2018 were adjusted EBITDA, adjusted cash flow, and Merger-related synergy savings.  We believe our adjusted EBITDA is an important financial measure as it reflects the success of our efforts to increase revenue and profitability.  Adjusted cash flow is an important metric relative to our ability to service and reduce our debt.  Synergy savings are important to gauge our progress in integrating Fairmount Santrol and Unimin together into Covia.  In addition, the value of the incentive equity compensation that we award is significantly impacted by the price of our common stock.

Total Direct Compensation

To evaluate consistency with the key principle that a significant portion of our executive compensation program align with our financial and/or stock price performance, we monitor the variable portion of our named executive officers’ “total direct compensation,” which we define as the sum of base salary, short-term incentive bonus opportunity at the target level, and long-term incentive opportunity at the target level.  The following graphs show the annualized 2018 variable compensation (i.e., compensation that is impacted by our performance) for our CEO and other named executive officers as a percentage of their respective total direct compensation.  As the graphs illustrate, 76% of Ms. Deckard’s and 67% of our other current named executive officers’ total direct compensation was dependent on our financial and/or stock price performance.

Mix of Compensation Elements

The Committee strives to provide a mix of compensation elements that balances current, short-term and long-term compensation as well as cash and equity compensation.  Cash payments primarily reward more recent performance while equity awards encourage our named executive officers to deliver long-term results and serve as a retention tool.  The Committee believes that executive compensation should be appropriately weighted on both our long-term and short-term performance.

Comparative Compensation Data; 2018 Peer Group

In making compensation decisions, the Committee considered executive compensation data from a peer group of companies (“Peer Group”).  The Peer Group, which was developed in connection with services provided by Aon Hewitt in connection with the Merger and approved by the Committee and the Board, generally consists of companies (1) in the industrial, materials, energy and consumer discretionary sectors, (2) with annual revenues between $1.2 billion and $6.2 billion, and (3) with which we compete for business and talent.  The members of the Peer Group used in making compensation decisions in 2018 were:

Albemarle Corporation	Cabot Corporation	Compass Minerals International, Inc.
Eagle Materials Inc.	Granite Construction Incorporated	Louisiana-Pacific Corporation
Martin Marietta Materials, Inc.	Minerals Technologies Inc.	Olin Corporation
Summit Materials, Inc.	Tronox Limited	U.S. Concrete, Inc.
U.S. Silica Holdings, Inc.	USG Corporation	Vulcan Materials Company

Role of Independent Compensation Consultant

The Committee may retain independent compensation consultants as it deems necessary.  In connection with the Merger and the transition forward as a publicly-traded company, and in order to obtain a better understanding of the market practices of its peers, Aon Hewitt conducted an analysis of compensation practices at peer competitors.  In establishing executive compensation for 2018, the Committee considered the work performed by Aon Hewitt.  The Committee has retained Pay Governance LLC as its independent compensation consultant for 2019 to provide peer group compensation data, financial information from the public filings of those companies and compensation design recommendations.

Role of Management

Our executive compensation program is designed and administered by the Committee in consultation with its independent compensation consultant, with all non-management directors considering the recommendations of the Committee and approving executive compensation decisions.  In formulating its recommendations, the Committee solicits the input of management on the overall effectiveness of our executive compensation program and the establishment of appropriate performance metrics and goals in light of then-current business conditions and expectations.  At the invitation of the Committee, our CEO, our Executive Vice President and Chief Administrative Officer, and our Vice President, Compensation and Benefits, attend Committee meetings and provide management’s perspective on these compensation issues.  Our CEO and the Committee also consult with additional management from our human resources, finance and legal departments regarding the administration of our compensation program for executives and independent directors.

Our CEO annually reviews and evaluates the performance of the other named executive officers and presents recommendations regarding their compensation to the Committee.  The Committee has the discretion to accept, reject or modify these recommendations.  Our CEO and management do not participate in executive sessions of the Committee or when executive compensation determinations are made by the Committee and the other independent directors.  The Committee presents its recommendation on executive compensation to the non-management members of our Board, who have the final decision on the compensation for our named executive officers.

Compensation Risk Management

Our Board, the Committee and management do not believe that there are any significant risks arising from our compensation policies and practices for our directors and employees that are reasonably likely to have a material adverse effect on us.  We believe that our compensation programs are balanced and emphasize pay-for-performance.  A significant percentage of compensation is tied to the price of our common stock, which we believe provides strong incentives to manage for the long-term, and avoid excessive risk taking in the short-term.  Additionally, goals and objectives reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure.  The elements of compensation are balanced between cash payments and equity awards.  The Committee retains discretion to adjust compensation for quality of performance and adherence to our values.  Our Board, the Committee and management, with the assistance of the Committee’s independent compensation consultant, monitor our compensation policies and practices on an ongoing basis to determine whether our risk management objectives are being met with respect to rewarding our employees for performance.

Say-on-Pay Vote

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, contains a provision that is commonly known as “Say-on-Pay.”  Say-on-Pay gives our stockholders an opportunity to vote, on an advisory, non-binding basis, to approve the compensation of our named executive officers as disclosed in this Proxy Statement.  We are holding our first Say-on-Pay vote at this year’s Annual Meeting (see Item 2 of this Proxy Statement).  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation program and practices described in this Proxy Statement.  Although this vote is advisory and not binding, we will consider the outcome of the Say-on-Pay vote in determining future executive compensation.

Say-on-Frequency Vote

The Dodd-Frank Act also contains a provision enabling our stockholders to indicate how frequently we should hold future Say-on-Pay votes.  At least once every six years, we are required to hold an advisory vote on the frequency of Say-on-Pay votes (commonly referred to as “Say-on-Frequency”).  We are holding our first Say-on-Frequency vote at this year’s Annual Meeting (see Item 3 of this Proxy Statement).  Although this vote is advisory and not binding, we will consider the outcome of the Say-on-Frequency vote when determining the frequency of future Say-on-Pay votes.

Clawback Policy

Our named executive officers are subject to the Clawback Policy adopted by our Board.  Under the Clawback Policy, if we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under U.S. securities laws, we will recover from current or former executives who received incentive-based compensation (including any type of equity compensation) during the three-year period preceding the date on which we are required to prepare an accounting restatement, the amount of compensation in excess of what would have been paid to the executive based upon the accounting restatement.

Compensation Elements

We believe that the elements of our executive compensation program advance our objectives and principles, as previously described, including the achievement of our short-term and long-term business objectives.  The total compensation awarded to each named executive officer, as well as each element of compensation, is intended to foster our pay-for-performance philosophy and provide a competitive compensation package as compared to executives in similar positions at our competitors.  Although the Committee does not have any specific formula for establishing the amount and mix of base salary and variable compensation, it does reference the Peer Group compensation data as a market check in making these determinations.  The Committee also considers factors relating to each named executive officer’s individual position, performance versus objectives, professional history and experience, relevant skill set, scope of duties and the internal relationship of pay across all executive positions as it establishes compensation.

Base Salary

The Committee believes a competitive base salary serves an important role in attracting and retaining executive talent.  Base salary is not intended to represent the primary method of rewarding performance.  After receiving input from our CEO regarding the performance of the other named executive officers, the Committee and other non-management directors use judgment regarding individual performance, market competitiveness, internal pay equity, length of service, job responsibilities and other factors to determine the appropriate base salary for each named executive officer.

Short-Term Cash Incentive Compensation

The Committee believes that short-term cash incentive compensation opportunities are an important tool to focus our named executive officers on annual objectives designed to drive performance, such as earnings, cash flow, debt reduction, safety and other operating results.  For 2018, the Committee established a short-term incentive for our named executive officers for the post-Merger seven-month period from June 1, 2018 until December 31, 2018 based upon the achievement of an adjusted EBITDA goal (constituting 60% of the total opportunity), an adjusted cash flow goal (constituting 20% of the total opportunity), and Merger-related synergy savings (constituting 20% of the total opportunity).  For each of the three metrics, a threshold had to be achieved before any portion of the opportunity relating to such metric would be awarded, 100% of the portion of the opportunity relating to such metric would be awarded if the metric met plan, and up to 200% of the portion of the opportunity relating to such metric would be awarded if a maximum amount was achieved.  Actual award payments, if any, are made in cash and prorated for results between threshold and maximum levels. The Committee believes the targeted performance levels provided challenging, but reasonable, levels of performance that were appropriate in light of our objective to motivate our executives.

For additional information on the short-term incentive plan opportunity for 2018, see the “Executive Compensation for 2018” section of this CD&A.

Long-Term Equity Incentive Compensation

The Committee believes that long-term equity incentive compensation is critical for aligning executive compensation with the creation of long-term stockholder value.  In July 2018, the Committee made an initial grant of restricted stock units under our Omnibus Plan to our then-current named executive officers, but no other long-term incentive compensation was awarded to our named executive officers in 2018, as the Committee developed and implemented its strategy for long-term incentive compensation in the first quarter of 2019 for implementation during the 2019 calendar year.

The Committee views restricted stock units as excellent mechanisms to align the interests of executives with those of stockholders by supporting a focus on stockholder value.  Restricted stock units are also an effective retention tool as a result of the vesting schedule which occurs over a period of several years.

The restricted stock units awarded in 2018 vest ratably in one-third increments over three years (i.e., 33% per year).

Benefits and Perquisites

Our named executive officers participate in employee benefit plans that are generally available to all employees on the same terms and conditions as other similarly situated employees. These include customary programs for life insurance, health insurance, prescription drug insurance, dental insurance, short and long term disability insurance and matching gifts for charitable contributions. While these benefits are considered to be an important and appropriate employment benefit for all employees, they are not considered to be a material component of a named executive officer’s annual compensation program.  Because the named executive officers receive these benefits on the same basis as other employees, these benefits are not established or determined by the Compensation Committee separately for each named executive officer as part of the named executive officer’s annual compensation package.  In addition, we provide minimal perquisites to our named executive officers. The perquisites and other benefits we provide to our named executive officers are summarized in the Summary Compensation Table.  For 2019, we have eliminated the automobile usage and related expenses perquisite previously provided to Mr. Jones and Mr. Eich.

Retirement Plans

Fairmount Santrol and Unimin sponsored retirement plans in which their respective employees, including our named executive officers, were eligible to participate.  We maintained those retirement plans during 2018 as we worked to harmonize the plans during our post-Merger integration process.  Additional details regarding the retirement plans are provided below and in the “Executive Compensation – Retirement Plans” section following this CD&A.

Fairmount Santrol

•
The Fairmount Santrol Retirement Savings Plan (“Fairmount 401(k) Plan”) provides benefits under Section 401(k) of the Internal Revenue Code (“Code”) to employees, including Ms. Deckard, Mr. Clancey, Mr. Richardson and Mr. Reynolds, who are permitted to contribute a portion of their base compensation and bonus to a tax-qualified retirement account. The Fairmount 401(k) Plan also includes a defined contribution profit sharing provision in which our employees may participate.  Ms. Deckard, Mr. Clancey and Mr. Richardson participate in the profit sharing provision of the Fairmount 401(k) Plan.

•
The Fairmount Minerals Supplemental Executive Retirement Plan (“Fairmount SERP”) provides employees, including Ms. Deckard, Mr. Clancey, Mr. Richardson and Mr. Reynolds, with non-qualified deferred compensation benefits intended to restore the benefits that are reduced under the Fairmount 401(k) Plan due to contribution limitations imposed by the Code.  Ms. Deckard, Mr. Clancey and Mr. Richardson participate in the Fairmount SERP.

Unimin

•
The Unimin Corporation Pension Plan (“Unimin Pension Plan”) is a tax-qualified defined benefit pension plan in which Mr. Jones and Mr. Solazzo are the only of our named executive officers who participate.

•
The Unimin Pension Restoration Plan ensures that employees whose benefits under the Unimin Pension Plan, including Mr. Jones and Mr. Solazzo, would otherwise be limited by the Code receive the full benefit anticipated under the Unimin Pension Plan.

•
The Unimin Corporation Savings Plan (“Unimin 401(k) Plan”) provides benefits under Section 401(k) of the Code to employees, including Mr. Jones, Mr. Eich, Mr. Solazzo and Mr. Oskam, who are permitted to contribute a portion of their base compensation and bonus to a tax-qualified retirement account.  The Unimin 401(k) Plan also includes an annual non-elective company contribution, except for those individuals that continue to accrue benefits under the Unimin Pension Plan, including Mr. Jones and Mr. Solazzo.

Employment Agreements, Retention Agreements and Other Arrangements

We are a party to agreements and arrangements with our named executive officers which were intended to attract and retain key talent to manage our business, and to provide us with continuity of management and the continued focus of our executive team before and after the Merger.  For additional details regarding these agreements and arrangements, including the retention agreements provided by Unimin and the FSCIC Plan (as defined below), please see the following descriptions and the “Executive Compensation – Potential Payments Upon Termination or Change In Control – Payments Upon Various Triggering Events at 2018 Fiscal Year-End – Change in Control – Termination Without Good Cause or Termination by Executive For Good Reason” section following this CD&A.

Ms. Deckard, Mr. Clancey and Mr. Richardson

We have not entered into employment agreements with Ms. Deckard, Mr. Clancey or Mr. Richardson, each of whom participate in the FSCIC Plan.

Mr. Jones

Mr. Jones was a party to an employment agreement with Unimin dated May 1, 2015 that terminated on April 30, 2018.  Under his employment agreement, Unimin employed Mr. Jones as its CEO and paid Mr. Jones his base salary in U.S. dollars, provided that Mr. Jones could elect to receive up to 50% of his base salary in Australian dollars.  During the term of his employment, Mr. Jones was entitled to participate in Sibelco’s short term cash incentive plan, with the opportunity set at 65% of base salary.  In connection with Mr. Jones’s relocation from Australia to the U.S. to become Unimin’s CEO in 2015, his employment agreement included typical expatriate provisions, including tax equalization, tax return preparation, a housing allowance (including utility reimbursement), relocation costs and the cost of airfare for Mr. Jones and his family for one round trip visit per year between the U.S. and Australia.  Mr. Jones was also entitled, at his election, to a company car or the equivalent value in cash.

In April 2018, in connection with the Merger, Unimin entered into a retention agreement with Mr. Jones.  Pursuant to the retention agreement, if we terminate Mr. Jones’ employment with us without cause within five years following the closing date of the Merger or if Mr. Jones terminates his employment with us for good reason between the 25th and 60th months following the closing date of the Merger, Mr. Jones shall be entitled to receive (1) a lump-sum payment equal to two years of his total base package (which is comprised of his base salary and an additional 9.5% which is equivalent to the mandatory employer contributions Mr. Jones gave up upon his localization from Australia to the U.S. to work for us) in effect on the date of the agreement or the date of termination of his employment, whichever is greater, (2) two years of continued healthcare coverage for Mr. Jones and his dependents, (3) a pro-rata portion of his target bonus for the year in which the qualifying termination or resignation occurs, (4) reimbursement of the actual cost to complete his tax returns in Australia and the U.S. for two years after the qualifying termination, and (5) reimbursement of the costs to relocate Mr. Jones and his family to Australia.

Mr. Eich and Mr. Oskam

In November 2017, in anticipation with the Merger, Unimin entered into retention agreements with Mr. Eich and Mr. Oskam.  Pursuant to each of the retention agreements, if we terminate the named executive officer’s employment with us without cause within three years following the closing date of the Merger or if the named executive officer terminates his employment with us for good reason, the executive shall be entitled to receive (1) a lump-sum payment equal to 18 months of his base salary as in effect on the date of the agreement or the date of termination of his employment, whichever is greater, (2) 18 months of continued healthcare coverage for the executive and his dependents, and (3) a pro-rata portion of the executive’s target bonus for the year in which the qualifying termination or resignation occurs.

In April 2018, Unimin also agreed to pay certain expenses incurred by Mr. Eich as part of his relocation from Connecticut to near our corporate headquarters in Ohio.  The total relocation package, including a relocation bonus of $50,000, was not to exceed an initial amount of $250,000 plus an additional $130,000 approved by our Board, each on a pre-tax basis.

Mr. Reynolds

In August 2018, we entered into an offer letter with Mr. Reynolds, which provides him with severance benefits pursuant to the FSCIC Plan discussed in the following section.  Additionally, following the lapse of the protection period provided by the FSCIC Plan, if we terminate Mr. Reynolds’ employment with us without cause or if Mr. Reynolds terminates his employment with us for good reason, he will receive one year base salary, a prorated short-term incentive payment at the target level, continuation in our health insurance plans for one year, and outplacement services for no longer than one year.

Mr. Solazzo

In May 2018, in connection with the Merger, Mr. Solazzo and Unimin entered into a retention agreement as part of his transition out of the role as Unimin’s Senior Vice President, General Counsel and Secretary.  Under the agreement, Unimin agreed to provide Mr. Solazzo (1) a lump-sum transition payment equal to $799,336 following the hiring of our new General Counsel, (2) the completion bonus discussed below, (3) a temporary increase in salary of $5,000 per month for the period between June 1, 2018 and the commencement date of our new General Counsel, (4) continued participation under our healthcare coverage until reaching age 65 in 2023, and (5) a lump-sum severance payment equal to 18 months of his base salary as of the date of the agreement or the date of termination of his employment, whichever is greater if such termination is other than for cause or his voluntary resignation and subject to his execution of a release in our favor.  For two years following his termination, Mr. Solazzo will be subject to non-competition restrictions.

Fairmount Santrol Change in Control Plan

Prior to the Merger, Fairmount Santrol maintained the Fairmount Santrol Holdings Inc. Executive Change in Control Severance Plan (“FSCIC Plan”) which provides certain payments and benefits in connection with a change in control that are intended to help provide continuity of management and continued focus on the business by management in the event of a change in control.  As a result of the Merger, a change in control was deemed to have occurred under the FSCIC Plan.  Accordingly, Ms. Deckard, Mr. Clancey, Mr. Richardson and Mr. Reynolds will receive the benefits of the FSCIC Plan if, during the protection period between the closing date of the Merger (June 1, 2018) and two years thereafter, we terminate their employment with us other than for cause or they terminate their employment with us for good reason.  For additional details regarding the FSCIC Plan, please see the “Executive Compensation – Potential Payments Upon Termination or Change In Control – Payments Upon Various Triggering Events at 2018 Fiscal Year-End – Change in Control – Termination Without Good Cause or Termination by Executive For Good Reason” section following this CD&A.

Unimin Completion Bonus Agreements

In November 2017, Unimin entered into completion bonus agreements with Mr. Jones, Mr. Eich, Mr. Solazzo and Mr. Oskam.  Pursuant to each completion bonus agreement, so long as (1) the executive remained continuously employed by us until December 31, 2018 and (2) the transactions contemplated by the Merger were consummated prior to December 31, 2018, Mr. Jones, Mr. Eich, Mr. Solazzo and Mr. Oskam would receive a lump sum payment of 450,000AUD, $200,000, $101,000 and $150,000, respectively.

Executive Compensation for 2018

Base Salaries for 2018

For 2018, following a review of the analysis and recommendations of its compensation consultant in connection with the Merger, the Committee recommended and the other non-employee directors approved the following annual base salary amounts for our current named executive officers:  Ms. Deckard, $800,000; Mr. Jones, $725,000; Mr. Eich, $500,000; Mr. Clancey, $450,000; Mr. Richardson, $415,000; and Mr. Reynolds, $415,000.  The 2018 base salaries of Mr. Solazzo and Mr. Oskam, neither of whom continued as executive officers of Covia following the Merger, were $350,000 and $359,100, respectively.

In establishing initial pay levels of our executive officers in connection with the Merger, the Committee and the Board reviewed competitive market data provided by Aon Hewitt as part of its work for Unimin, including the base salaries of similarly situated executives in our compensation Peer Group.  The pre-Merger base salaries of Ms. Deckard, Mr. Eich, Mr. Clancey and Mr. Richardson were below the median for their comparable position within the Peer Group.  As a result, Aon Hewitt recommended that we move over time toward base salaries and total direct compensation (i.e., base salary, short-term and long-term incentive compensation at targeted levels) near the 50th percentile of market compensation to ensure that we attract and retain the appropriate level of executive talent for a company of our size and complexity.  For 2018, the Committee set our executive officers’ base salaries below the median for the Peer Group, except with respect to Mr. Jones, whose base salary exceeds the median of the Peer Group in recognition of the experience and expertise he provides as a result of his pre-Merger role as the CEO of Unimin and the scope of his current role, and the Committee expects to continue evaluating opportunities to migrate base salaries of our other named executive officers to near the Peer Group median.

Short-Term Cash Incentive Compensation for 2018

Our named executive officers were eligible to earn short-term cash incentive compensation for the seven-month period from June 1, 2018 until December 31, 2018 based on our: (1) adjusted EBITDA (constituting 60% of the total opportunity); (2) adjusted cash flow (constituting 20% of the total opportunity); and (3) Merger-related synergy savings (constituting 20% of the total opportunity).  For each performance measure: (1) none of the opportunity relating to the performance measure would be earned unless we achieved the threshold performance goal; (2) 100% of the opportunity relating to the performance measure would be earned if we achieved the target performance goal; and (3) 200% of the opportunity relating to the performance measure would be earned if we achieved the maximum performance goal.  Actual award payments, if any, are paid in cash and prorated for results between threshold and maximum levels.  The Committee believes the performance goals provided challenging, but reasonable, levels of performance that were appropriate in light of our objective to motivate our executives.

The following table shows the threshold, target and maximum payout percentages and performance goals established for each performance measure for the seven-month period of the 2018 short-term cash incentive opportunity:

	Adjusted EBITDA		Adjusted Cash Flow		Synergy Savings
	Performance Goal	Payout as (%) of Target	Performance Goal	Payout as (%) of Target	Performance Goal	Payout as (%) of Target
Threshold	$277.1 million	0	$191.5 million	0	$23.6 million	0
Target	$413.5 million	100	$285.9 million	100	$35.1 million	100
Maximum	$537.6 million	200	$371.6 million	200	$45.7 million	200

The following table shows the: (1) threshold, target and maximum amounts of the 2018 short-term cash incentive opportunity for each named executive officer, both as a percentage of the named executive officer’s annual base salary and as a dollar amount; and (2) total short-term cash incentive earned by each named executive officer based on our achievement in final seven months of 2018 of (a) adjusted EBITDA of $193.7 million (0% of the opportunity earned), (b) adjusted cash flow of $31.4 million (0% of the opportunity earned), and (c) Merger-related synergy savings of $53.5 million (200% of the opportunity earned):

Executive	Threshold		Target		Maximum		2018 Award Earned
	% of Salary	Potential Payout ($)	% of Salary	Potential Payout ($)	% of Salary	Potential Payout ($)	% of Salary	Actual Payout ($)
Ms. Deckard	0.1	537	115.0	536,667	230.0	1,073,333	46.0	214,667
Mr. Eich	0.1	219	75.0	218,750	150.0	437,500	30.0	87,500
Mr. Jones	0.1	317	75.0	317,188	150.0	634,375	30.0	126,875
Mr. Clancey	0.1	197	75.0	196,875	150.0	393,750	30.0	78,750
Mr. Richardson	0.1	182	75.0	181,563	150.0	363,125	30.0	72,625
Mr. Reynolds (1)	0.1	56	75.0	95,769	150.0	191,538	30.0	38,308
Mr. Solazzo	0.1	92	45.0	91,875	90.0	183,750	18.0	36,750
Mr. Oskam	0.1	126	60.0	125,685	120.0	251,370	24.0	50,274

(1)	The 2018 award earned by Mr. Reynolds was prorated based on his commencing employment with us on September 10, 2018.

For named executive officers who are legacy Unimin executives (i.e., Mr. Eich, Mr. Jones, Mr. Solazzo and Mr. Oskam), the five-month pre-Merger 2018 short-term incentive opportunity was based upon adjusted EBITDA and free operating cash flow goals.  However, it was determined that free operating cash flow could not be considered because it was consolidated into Sibelco’s performance and was not calculable at the Unimin level.  Accordingly, the legacy Unimin adjusted EBITDA component was the sole metric used to determine the amounts earned.  For the five-month pre-Merger 2018 period, the target for adjusted EBITDA was $161.2 million.  A threshold level of performance had to be achieved to earn an award under this measure, and a maximum level of performance limited the awards that could be earned.  For the five-month pre-Merger 2018 period, legacy Unimin adjusted EBITDA was $187.3 million.  As a result, named executive officers who are legacy Unimin executives received 130% of their target short-term incentive plan awards for the five-month period of 2018 preceding the Merger.

Long-Term Equity Incentive Compensation for 2018

The Committee believes that awarding long-term equity incentive compensation is critical for aligning the interests of our executives with the creation of long-term stockholder value.  In July 2018, the Committee recommended and the non-management directors approved an award of restricted stock units under our Omnibus Plan to each of the named executive officers employed by us on the grant date.

Recipients of restricted stock units awarded in 2018 do not have the rights of a stockholder.  If the executive’s employment is terminated before vesting for any reason other than retirement, change in control, death or disability, the unvested portion of the restricted stock unit award will be forfeited.  If the executive dies or becomes disabled, any restricted stock units that would have vested during the year following death or disability will fully vest on the date of death or disability.  If the executive retires, any restricted stock units will continue to vest for the one-year period following retirement.  If a change in control occurs, all restricted stock units will fully vest immediately unless the recipient receives a replacement award of equal value to replace the original award.  If a replacement award is received, but the recipient incurs an involuntary termination without cause or a voluntary termination for good reason with the two-year period following the change in control, the restricted stock units will fully vest upon such termination.

In determining the long-term equity incentive awards for 2018, however, compensation that the named executive officers had received from Fairmount Santrol (in the case of Ms. Deckard, Mr. Clancey and Mr. Richardson) or would receive on December 31, 2018 in the form of certain completion bonuses (in the case of Mr. Jones and Mr. Eich) was taken into account.  Specifically, the value of the long-term equity incentive plan awards for Ms. Deckard, Mr. Clancey and Mr. Richardson was based on the difference between the value of the annual long-term equity incentive opportunity recommended by the independent compensation consultant and the value of the long-term incentive plan awards granted to them by Fairmount Santrol in March 2018.  The value of the long-term equity incentive awards for Mr. Jones and Mr. Eich was based on the difference between the value of the annual long-term equity incentive opportunity recommended by the executive compensation consultant and the value of the completion bonuses payable to Mr. Jones and Mr. Eich on December 31, 2018.

The following table reflects the value (using $21.17, the 30-day trailing average price of our common stock, as opposed to the $18.56 grant date fair value reflected in the Summary Compensation Table of this Proxy Statement) of the long-term equity incentive awards recommend by the independent compensation consultant, the adjustments made to those awards based on other compensation awarded to the executives, and the value of the long-term equity incentive awards granted to our then-current named executive officers on July 2, 2018 in recognition of the critical roles they play in our future success and long-term growth:

Executive	Recommended Value of Annual Long-Term Incentive Award ($)	Adjustment to Long-Term Incentive Award ($)	Actual Value of Long-Term Incentive Award Granted ($)
Ms. Deckard	1,600,000	1,030,000	570,000
Mr. Eich	875,000	200,000	675,000
Mr. Jones	1,087,500	423,000	664,500
Mr. Clancey	787,500	454,616	332,884
Mr. Richardson	622,500	392,500	230,000
Mr. Reynolds (1)	0	0	0
Mr. Solazzo	0	0	0
Mr. Oskam	0	0	0

(1)	Mr. Reynolds commenced employment with us on September 10, 2018.

Executive Compensation for 2019

Considerations

At its November 2018 meeting, the Committee reviewed the market data and analyses provided by its independent compensation consultant and determined that our overall compensation program was generally competitive and consistent with the Committee’s compensation objectives.  In determining 2019 compensation for our named executive officers, the Committee considered many factors, including:

•	our performance in 2018 and how our performance compared to our goals;

•	assessments of the executive’s individual performance and leadership in 2018, and the potential for future contributions to our business and operations;

•	achievement of long-term strategic and short-term business goals;

•	the nature and scope of the executive’s responsibilities and effectiveness in leading our initiatives to improve cash flow, reduce net debt, improve profitability and promote safety;

•	desired competitive positioning of compensation;

•	retention needs; and

•	the compensation practices of our Peer Group.

The Committee places particular focus on aligning executive compensation with corporate and individual performance.  In evaluating 2018 performance, the Committee recognized our named executive officers’ achievements as well as the challenging economic and market conditions, and the executives’ contributions in integrating the legacy Fairmount Santrol and Unimin businesses.  The Committee sought to advance our compensation objectives and principles, particularly to motivate our executives and foster a pay-for-performance culture, and set objectives for the short-term incentive plan opportunity and long-term incentive plan opportunity that were deemed aggressive yet achievable.

As a result of that review and discussion with our other non-management directors, the Committee and our other non-management directors approved the following 2019 compensation for our current named executive officers, which included no base salary increases:

Executive	2019 Base Salary ($)	2019 Target Short-Term Incentive Opportunity (% of Salary)	2019 Target Long-Term Incentive Opportunity (% of Salary)	Total 2019 Target Direct Compensation ($)
Ms. Deckard	800,000	115	200	3,320,000
Mr. Eich	500,000	75	175	1,750,000
Mr. Jones	725,000	75	150	2,356,250
Mr. Clancey	450,000	75	175	1,575,000
Mr. Richardson	415,000	75	150	1,348,750
Mr. Reynolds	415,000	75	125	1,245,000

Tax and Accounting Considerations

While the Committee strives to compensate our named executive officers in a manner that produces favorable tax and accounting treatments, its main objective is to develop fair, equitable and competitive compensation arrangements that appropriately motivate, reward and retain those executives.

Previously, Code Section 162(m) (“Section 162(m)”) imposed a $1 million limit on the amount that a public company could deduct for compensation paid to its CEO or any of its three other most highly compensated executive officers (other than the chief financial officer) who were employed as of the end of the year.  This limitation did not apply to compensation that met the requirements under Section 162(m) for “qualified performance-based compensation” (i.e., compensation paid only if the individual’s performance met pre-established objective goals based on performance criteria approved by the stockholders).  As a result of the Tax Cuts and Jobs Act of 2017, Section 162(m) was significantly modified.

Beginning with 2018, the performance-based compensation exception to the Section 162(m) deduction limitation was repealed (subject to a transition rule for written binding contracts which were in effect on November 2, 2017 and are not modified in any material respect on or after such date).  Additionally, the $1 million deduction limitation for public companies now applies to the CEO, chief financial officer and three other most highly compensated executive officers who are employed at any time during the taxable year, and those individuals will continue to be included in that group of “covered employees” so long as they remain employed by the public company.  Due to these changes, we are unable to deduct compensation paid to a named executive officer in excess of $1 million regardless of whether all or a portion of such excess is “qualified performance-based compensation.”

Summary Compensation Table

The following table sets forth the compensation earned by or paid to our named executive officers as defined by SEC rules for 2018 and, where required, for 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Jenniffer D. Deckard (6) President and Chief Executive Officer of Covia	2018	466,667	400	499,765	214,667	─	4,068	1,185,566

Andrew D. Eich Executive Vice President and Chief Financial Officer of Covia (former Chief Commercial Officer and Principal Financial Officer of Unimin)	2018	467,100	250,000	591,841	229,233	─	350,817	1,888,991
	2017	408,250	76,500	─	320,600	─	32,963	838,286

Campbell Jones Executive Vice President and Chief Operating Officer (former Chief Executive Officer of Unimin)	2018	752,277	423,000	582,636	405,185	37,466	769,656	2,970,219
	2017	751,319	101,500	─	584,736	38,928	396,903	1,873,386

Gerald L. Clancey (6) Executive Vice President and Chief Commercial Officer of Covia	2018	262,500	400	291,875	78,750	─	4,983	638,508

Brian J. Richardson (6) Executive Vice President and Chief Administrative Officer of Covia	2018	242,083	400	201,654	72,625	─	2,573	519,335

Chadwick P. Reynolds (7) Executive Vice President, General Counsel and Secretary of Covia	2018	129,022	225,000	─	38,308	─	11,582	403,911

Richard M. Solazzo Former Senior Vice President, General Counsel and Secretary of Unimin	2018	368,600	101,750	─	93,150	31,907	849,144	1,444,551

Mark B. Oskam (8) Former Senior Vice President, Corporate Development of Unimin	2018	354,825	150,000	─	157,256	─	36,104	698,203
	2017	338,400	76,500	─	244,600	─	33,309	692,809

(1)
The amounts in this column for 2018 reflect: (a) safety incentives for Ms. Deckard, Mr. Clancey and Mr. Richardson; (b) Merger completion bonuses for Mr. Jones and Mr. Oskam; (c) a Merger completion bonus ($200,000) and a relocation bonus ($50,000) for Mr. Eich; (d) a Merger completion bonus ($101,000) and long-service award ($750) for Mr. Solazzo; and (e) a sign-on bonus ($200,000) and discretionary performance bonus ($25,000) for Mr. Reynolds.  The amounts in this column for 2017 reflect discretionary performance bonuses for Mr. Jones, Mr. Eich and Mr. Oskam that were not awarded pursuant to the terms of a non-equity incentive plan.

(2)
The amounts in this column reflect the grant date fair value for restricted stock units for the named executive officers with respect to the fiscal year in accordance with FASB ASC Topic 718.  These amounts do not represent the actual amounts that will be realized by the named executive officers with respect to such awards.  The grant date fair value of the restricted stock units was determined by multiplying the closing price of our common stock on the NYSE on the date of grant ($18.56) by the number of shares of restricted stock units granted.  Assumptions used in the calculation of these amounts are included in Note 16 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(3)	The amounts in this column reflect the non-equity incentive plan awards earned by the named executive officers for 2018 and 2017.

(4)	The amounts in this column represent the year-over-year increase in the present value of the accumulated benefit for Mr. Jones and Mr. Solazzo under Unimin’s pension plan.

(5)	For 2018, the amounts in this column include the following compensation for the executives, as more fully described in the table included with this footnote:

a.	Matching and non-elective contributions made by us pursuant to our 401(k) plan;

b.	Pension benefit allocation made by us pursuant to the Unimin Pension Restoration Plan;

c.	Life insurance premium payments;

d.	Long-term disability insurance premium payments;

e.	The cost to us associated with the executive’s use of an automobile or the cash allowance provided in lieu of an automobile;

f.
Other personal benefits in the form of (i) relocation benefits in connection with our request that Mr. Eich relocate from Connecticut to our principal office in Ohio, (ii) expatriate benefits and housing allowance pursuant to Mr. Jones’ employment agreement with Unimin in connection with his prior relocation from Australia to the U.S. to lead the legacy Unimin business, (iii) a charitable matching gift provided by us at Mr. Richardson’s request, and (iv) the transition payment associated with Mr. Solazzo’s retention agreement with Unimin; and

g.	Tax gross-up payments on the other personal benefits related to Mr. Eich’s relocation bonus and expenses and Mr. Jones’ expatriate and housing allowance.

Name	401(k) Plan Matching Contributions ($)	401(k) Plan Non-Elective Contributions ($)	Unimin Pension Restoration Plan Allocation ($)	Life Insurance Premiums ($)	Long-Term Disability Insurance Premiums ($)	Automobile Use or Allowance ($)	Other Personal Benefits ($)	Tax Gross-Up Payments ($)
Ms. Deckard	─	─	─	3,442	625	─	─	─
Mr. Eich	9,625	10,800	─	3,051	869	13,072	154,425	159,155
Mr. Jones	9,625	─	66,954	3,066	869	12,561	375,561	301,020
Mr. Clancey	─	─	─	2,033	755	2,195	─	─
Mr. Richardson	─	─	─	473	1,260	─	1,000	─
Mr. Reynolds	─	─	─	318	264	─	─	─
Mr. Solazzo	9,625	─	24,098	2,274	869	12,942	799,336	─
Mr. Oskam	9,625	10,800	─	2,331	869	12,479	─	─

(6)	Ms. Deckard, Mr. Clancey and Mr. Richardson began employment with us on June 1, 2018, in connection with the closing of the Merger.

(7)	Mr. Reynolds began his employment with us on September 10, 2018.

(8)	Mr. Oskam’s employment with us terminated on January 18, 2019.

Grants of Plan-Based Awards in 2018

The following table sets forth the short-term incentive compensation awards and the restricted stock unit awards made to our named executive officers in 2018 (1) for the seven-month post-Merger period under our Omnibus Plan (for all named executive officers) and (2) for the five-month pre-Merger period under the Unimin short-term incentive plan (for Mr. Eich, Mr. Jones, Mr. Solazzo and Mr. Oskam).  Additional information regarding the short-term incentive compensation awards granted in 2018 is set forth in the “Compensation Elements – Short-Term Incentive Compensation” section of the CD&A.  Additional information regarding the restricted stock units granted in 2018 is set forth in the “Compensation Elements – Long-Term Incentive Compensation” section of the CD&A.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	Grant Date Fair Value of Stock Awards ($) (3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ms. Deckard	─	537	536,667	1,073,333	─	─	─	─	─
	07/02/2018	─	─	─	─	─	─	26,927	499,765
Mr. Eich	─	219	218,750	437,500	─	─	─	─	─
	─	1,090	109,025	141,733	─	─	─	─	─
	07/02/2018	─	─	─	─	─	─	31,888	591,841
Mr. Jones	─	317	317,188	634,375	─	─	─	─	─
	─	2,141	214,084	279,310	─	─	─	─	─
	07/02/2018	─	─	─	─	─	─	31,392	582,636
Mr. Clancey	─	197	196,875	393,750	─	─	─	─	─
	07/02/2018	─	─	─	─	─	─	15,726	291,875
Mr. Richardson	─	182	181,563	363,125	─	─	─	─	─
	07/02/2018	─	─	─	─	─	─	10,865	201,654
Mr. Reynolds	─	56	95,769	191,538	─	─	─	─	─
Mr. Solazzo	─	92	91,875	183,750	─	─	─	─	─
	─	433	43,338	56,339	─	─	─	─	─
Mr. Oskam	─	126	125,685	251,370	─	─	─	─	─
	─	823	82,294	106,982	─	─	─	─	─

(1)
The amounts in these columns represent the threshold, target and maximum payouts that each named executive officer was eligible to receive under our 2018 short-term incentive plan awards (1) for the seven-month post-Merger period for all named executive officers and (2) for the five-month pre-Merger period for Mr. Eich, Mr. Jones, Mr. Solazzo and Mr. Oskam).  The amount of these awards actually earned are included for 2018 in the Summary Compensation Table as non-equity incentive plan compensation.  Further detail regarding the 2018 short-term incentive plan awards may be found in “Executive Compensation for 2018 – Short-Term Incentive Compensation for 2018” section of the CD&A.

(2)
This amounts in this column reflect restricted stock unit awards that vest ratably over a three-year period in one-third increments beginning on July 2, 2019, subject to the named executive officer’s continued employment on the applicable vesting date.  A recipient of restricted stock units does not have the rights of a stockholder, but is entitled to a dividend equivalent payment equal to any cash dividends paid by us while the recipient holds unvested restricted stock units.  Further detail regarding the 2018 restricted stock unit awards may be found in “Executive Compensation for 2018 – Long-Term Equity Incentive Compensation for 2018” section of the CD&A.

(3)
The amounts in this column reflect the grant date fair value for the restricted stock units awarded to the named executive officers in 2018 calculated in accordance with FASB ASC Topic 718.  Assumptions used in the calculation of these amounts are included in Note 16 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table sets forth, as of the end of 2018, all equity awards outstanding under our equity compensation plans for each named executive officer.

	Option/SARs Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ms. Deckard	66,763	0	0	7.15	10/1/2019	─	─	─	─
	20,400	0	0	17.85	12/7/2020	─	─	─	─
	17,000	0	0	52.30	12/10/2023	─	─	─	─
	7,140	0	0	80.00	10/2/2024	─	─	─	─
	0	8,800	0	44.15	5/15/2025	─	─	─	─
	15,716	7,884	0	10.20	3/1/2026	─	─	─	─
	3,376	6,764	0	50.15	3/1/2027	─	─	─	─
	─	─	─	─	─	877	2,999	─	─
	─	─	─	─	─	1,640	5,609	─	─
	─	─	─	─	─	16,400	56,088	─	─
	─	─	─	─	─	12,001	41,043	─	─
	─	─	─	─	─	37,460	128,113	─	─
	─	─	─	─	─	26,927	92,090	─	─
Mr. Eich	─	─	─	─	─	31,888	109,057	─	─
Mr. Jones	─	─	─	─	─	31,392	107,361	─	─
Mr. Clancey	74,800	0	0	7.15	10/1/2019	─	─	─	─
	51,000	0	0	17.85	12/7/2020	─	─	─	─
	17,000	0	0	52.30	12/10/2023	─	─	─	─
	7,140	0	0	80.00	10/2/2024	─	─	─	─
	0	8,800	0	44.15	5/15/2025	─	─	─	─
	9,590	4,810	0	10.20	3/1/2026	─	─	─	─
	1,491	2,989	0	50.15	3/1/2027	─	─	─	─
	─	─	─	─	─	877	2,999	─	─
	─	─	─	─	─	1,640	5,609	─	─
	─	─	─	─	─	10,200	34,884	─	─
	─	─	─	─	─	8,700	29,754	─	─
	─	─	─	─	─	6,489	22,192	─	─
	─	─	─	─	─	16,540	56,567	─	─
	─	─	─	─	─	15,726	53,783	─	─
Mr. Richardson	0	20,000	0	44.75	6/1/2025	─	─	─	─
	9,590	4,810	0	10.20	3/1/2026	─	─	─	─
	1,285	2,575	0	50.15	3/1/2027	─	─	─	─
	─	─	─	─	─	3,000	10,260	─	─
	─	─	─	─	─	10,200	34,884	─	─
	─	─	─	─	─	2,800	9,576	─	─
	─	─	─	─	─	5,021	17,172	─	─
	─	─	─	─	─	14,260	48,769	─	─
	─	─	─	─	─	10,865	37,158	─	─
Mr. Reynolds	─	─	─	─	─	─	─	─	─
Mr. Solazzo	─	─	─	─	─	─	─	─	─
Mr. Oskam	─	─	─	─	─	─	─	─	─

(1)
The stock options reported in this column have a 10-year term, and the vesting dates for each unexercisable stock option as of the end of 2018 is as follows (with a prorated portion of each award scheduled to vest annually):

Name	Number of Securities Underlying Unexercised Options Unexercisable (#)	Vesting Dates
Ms. Deckard	8,800 7,884 6,764	12/31/2019 3/1/2019 3/1/2019, 3/1/2020
Mr. Clancey	8,800 4,810 2,989	12/31/2019 3/1/2019 3/1/2019, 3/1/2020
Mr. Richardson	20,000 4,810 2,575	12/31/2019 3/1/2019 3/1/2019, 3/1/2020

(2)
Shares of common stock reported in this column underlie unvested restricted stock unit awards as of the end of 2018.  The vesting dates following the end of 2018 for each award of restricted stock units are as follows (with a prorated portion of each award scheduled to vest annually):

Name	Number of Shares of Restricted Stock or Restricted Stock Units That Have Not Vested (#)	Vesting Dates
Ms. Deckard	877 1,640 16,400 12,001 37,460 26,927	12/31/2019 12/31/2020 3/1/2019, 3/1/2020 3/1/2019, 3/1/2020, 3/1/2021 3/1/2019, 3/1/2020, 3/1/2021, 3/1/2022 7/2/2019, 7/2/2020, 7/2/2021
Mr. Eich	31,888	7/2/2019, 7/2/2020, 7/2/2021
Mr. Jones	31,392	7/2/2019, 7/2/2020, 7/2/2021
Mr. Clancey	877 1,640 10,200 8,700 6,489 16,540 15,726	12/31/2019 12/31/2020 3/1/2019, 3/1/2020 3/7/2019, 3/7/2020 3/1/2019, 3/1/2020, 3/1/2021 3/1/2019, 3/1/2020, 3/1/2021, 3/1/2022 7/2/2019, 7/2/2020, 7/2/2021
Mr. Richardson	3,000 10,200 2,800 5,021 14,260 10,865	12/31/2020 3/1/2019, 3/1/2020 3/7/2019, 3/7/2020 3/1/2019, 3/1/2020, 3/1/2021 3/1/2019, 3/1/2020, 3/1/2021, 3/1/2022 7/2/2019, 7/2/2020, 7/2/2021

(4)
The market value reflected in this column is computed based on the closing market price of our common stock on the NYSE of $3.42 on December 31, 2018, the final trading day of our last completed fiscal year.

Option Exercises and Stock Vested in 2018

The named executive officers did not realize any amounts from compensation-related equity awards (including through the exercise of stock options or the vesting of restricted stock units) during 2018 (in the case of Mr. Eich, Mr. Jones, Mr. Solazzo and Mr. Oskam) or during the seven-month period of 2018 after the Merger (in the case of Ms. Deckard, Mr. Clancey, Mr. Richardson and Mr. Reynolds).

Retirement Plans

Fairmount Santrol and Unimin sponsored retirement plans in which their respective employees, including our named executive officers, were eligible to participate.  We maintained those retirement plans during 2018 as we worked to harmonize the plans during our post-Merger integration process.

Fairmount Santrol

The Fairmount 401(k) Plan provides our employees, including Ms. Deckard, Mr. Clancey, Mr. Richardson and Mr. Reynolds, benefits under Section 401(k) of the Code.  The Fairmount 401(k) Plan allows participants to contribute a portion of their base compensation and bonus to a tax-qualified retirement account, with us providing matching contributions equal to 100% of the first 4% of employee contributions and 50% on the next 2% of employee contributions.  Amounts deposited in the Fairmount 401(k) Plan, including our matching contributions, are fully vested upon deposit.

Under the Fairmount 401(k) Plan, we also maintain a defined contribution profit sharing component for the benefit of all of our employees.  Ms. Deckard, Mr. Clancey and Mr. Richardson participate in the profit sharing component of the Fairmount 401(k) Plan.  We hold discretion over the annual profit sharing contribution rate, which is the same for every participant, and such amounts are subject to the limits established by the Code.  The defined contribution profit sharing benefit cliff vests three years following the date the contribution is made by us.

Under the Fairmount SERP, certain employees, including Ms. Deckard, Mr. Clancey, Mr. Richardson and Mr. Reynolds, may elect to defer up to 15% of their base compensation and bonus.  The deferral amount under the Fairmount SERP is equal to the base compensation and bonus deferral elected by the employee minus the salary and bonus deferrals credited to the participant’s Fairmount 401(k) Plan account.  We provide contributions under the Fairmount SERP equal to the excess of the full contribution that we would have made to the participant’s Fairmount 401(k) Plan account, if not for the limitations under the Code, over what we actually contributed to the participant’s Fairmount 401(k) Plan account.  Any amount that we contribute to the Fairmount SERP on behalf of the participant, is fully vested upon deposit.

Unimin

The Unimin Pension Plan is a tax-qualified defined benefit pension plan in which Mr. Jones and Mr. Solazzo are the only of our named executive officers who participate.  The annual retirement income formula under the Unimin Pension Plan takes into consideration the average of the highest five consecutive calendar years of the last 10 years of covered earnings, as limited by the Code, and the employee’s years of benefit service.  Mr. Jones and Mr. Solazzo have 3.58 and 15.25 years of benefit service, respectively.

The Unimin Pension Restoration Plan ensures that employees whose benefit under the Unimin Pension Plan would otherwise be limited by the Code receive the level of benefits anticipated under the Pension Plan.  Of our named executive officers, only Mr. Jones and Mr. Solazzo participate in the Unimin Pension Restoration Plan. The retirement benefit under the Unimin Pension Restoration Plan is the excess amount over that which is limited under that Pension Plan.

The Unimin Pension Plan and Unimin Pension Restoration Plan were frozen on December 31, 2018.

The Unimin 401(k) Plan is a retirement savings plan that provides employees, including Mr. Eich, Mr. Jones, Mr. Solazzo and Mr. Oskam, benefits under Section 401(k) of the Code.  The Unimin 401(k) Plan allows participants to contribute a portion of their eligible compensation to a tax-qualified retirement account.  We provide matching contributions equal to 100% of the first 1% and 50% on the next 5% of employees’ contributions to the Unimin 401(k) Plan.  Employee contributions to the Unimin 401(k) Plan are fully vested upon deposit and our matching contributions cliff vest after two years.  The Unimin 401(k) Plan also includes an annual non-elective company contribution component pursuant to Section 401(a) of the Code for employees not accruing benefits under the Unimin Pension Plan, including Mr. Eich and Mr. Oskam.  The annual non-elective company contribution on eligible earnings is equal to 4% of participant contributions for salaried employees.  The non-elective company contribution cliff vests after three years.

Pension Benefits in 2018

The table below shows the present value of the accumulated benefit at year-end for Mr. Jones and Mr. Solazzo under the Unimin Pension Plan, as calculated based upon the assumptions described below.  Although SEC rules require us to show this present value, Mr. Jones and Mr. Solazzo are not entitled to receive the amounts shown below in a lump sum until their employment with us terminates.  Neither Mr. Jones nor Mr. Solazzo received a payment under Unimin’s plan in 2018.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mr. Jones	Unimin Corporation Pension Plan	3	157,066	0
Mr. Solazzo	Unimin Corporation Pension Plan	15	770,603	0

The accumulated benefit is based on years of service and base salary considered by the plans for the period through December 31, 2018.  The material assumptions used in determining the present value of the plan benefits are (1) the IRS three-segment interest rates used for distributions occurring January 2018 and (2) the 2018 IRS applicable mortality table for Section 417(e)(3) of the Code.  Fairmount Santrol maintained two defined benefit pension plans, but none of our named executive officers were eligible to participate in such plans.

Nonqualified Deferred Compensation in 2018

The following table reflects the contributions to the Fairmount SERP and pension benefit allocations to the Unimin Pension Restoration Plan, as well as the earnings in and balance of each named executive officer’s account held each such plan in 2018.

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Ms. Deckard	37,365	─	(44,073)	─	536,122
Mr. Eich	─	─	─	─	─
Mr. Jones	─	66,954	─	─	237,688
Mr. Clancey	13,145	─	(18,942)	─	229,682
Mr. Richardson	─	─	(569)	─	13,622
Mr. Reynolds	─	─	─	─	─
Mr. Solazzo	─	24,098	─	─	195,028
Mr. Oskam	─	─	─	─	─

(1)	The amounts in this column are included in the Salary column of the Summary Compensation Table for 2018.

(2)	The amounts in this column are included in the All Other Compensation column of the Summary Compensation Table for 2018.

(3)
The amounts in this column are not included in the Summary Compensation Table as they reflect only the earnings on the investments designated by the named executive officer in his or her account (i.e., appreciation or decline in account value).  The amounts in this column do not include any above-market or preferential earnings, as defined by Item 402(c)(2)(viii) of Regulation S-K and the instructions thereto.  The December 2018 long-term Applicable Federal Rate, compounded monthly, was 3.26%.  Overall losses for the Fairmount SERP during 2018 were -7.81%.

Potential Payments Upon Termination or Change In Control

This section addresses the rights of our named executive officers upon a termination of their employment with us and/or a change in control.  The payments that a named executive officer would be entitled to receive upon termination or a change in control are not considered by the Compensation Committee when making annual compensation decisions for the named executive officers and do not factor into decisions made by us regarding other compensation elements.  The actual amounts that would be payable in connection with the termination of a named executive officer or a change in control may only be determined at the time of the actual termination event or change in control.

The narrative discussion and tables below summarize the potential payments to our named executive officers upon a termination of employment and/or a change in control of the Company, assuming that the termination or change in control occurred on December 31, 2018.  Upon the closing of the Merger on June 1, 2018, the first trigger under the FSCIC Plan (with respect to Ms. Deckard, Mr. Clancey, Mr. Richardson and Reynolds) and our retention agreements (with respect to Mr. Eich, Mr. Jones, Mr. Solazzo and Mr. Oskam) was deemed to have occurred.  Consequently, if we had terminated the employment of the named executive officers or they terminated their employment with us for good reason on December 31, 2018, the named executive officers would have received the enhanced severance benefits under the FSCIC Plan or retention agreement, as applicable.

The closing market price of our common stock on December 31, 2018, the final trading day of 2018, was $3.42.

Payments Upon Various Triggering Events at 2018 Fiscal Year-End

Termination by Us For Good Cause or Termination by Executive Without Good Reason

If we terminated a named executive officer for good cause or a named executive officer terminated his or her employment with us without good reason at December 31, 2018, the executive would have been entitled to receive any earned and unpaid base salary, and certain accrued and unpaid benefits, through the date of termination and would have automatically forfeited any unvested equity awards as of the date of termination. The named executive officer would have had 90 days from the date of termination to exercise any vested stock options.

Termination by Reason of Death or Disability

If a named executive officer’s employment with us terminated as a result of his or her death or disability at December 31, 2018, the executive would have been entitled to receive any earned and unpaid base salary, and certain accrued and unpaid benefits, through the date of termination. Pursuant to Mr. Solazzo’s retention agreement, in the event of his death or disability, all payments and benefits provided by his retention severance agreement would have been paid to his designated beneficiary.  If a named executive officer died or became disabled at December 31, 2018, any portion of the named executive officer’s stock options that would have vested during the one-year period following such death or disability will vest and become exercisable and all vested stock options will be exercisable for one year following the death or disability.  Further, any restricted stock units that would have vested during the one-year period following such death or disability will vest.  The amounts in the table below reflect those restricted stock units that would vest in the one-year period immediately following December 31, 2018, at the closing market price of our common stock on such date ($3.42).

Name	Severance ($)	Completion Bonus ($)	Healthcare Benefits ($)	Vesting of Stock Options ($)	Vesting of Restricted Stock Units ($)	Total ($)
Ms. Deckard	─	─	─	─	117,723	117,723
Mr. Eich	─	─	─	─	36,351	36,351
Mr. Jones	─	─	─	─	35,787	35,787
Mr. Clancey	─	─	─	─	83,034	83,034
Mr. Richardson	─	─	─	─	61,324	61,324
Mr. Reynolds	─	─	─	─	─	─
Mr. Solazzo	525,000	101,000	140,163	─	─	766,163
Mr. Oskam	─	─	─	─	─	─

Termination by Reason of Retirement

If a named executive officer’s employment with us terminated as a result of his or her retirement at December 31, 2018, the executive would have been entitled to receive any earned and unpaid base salary, and certain accrued and unpaid benefits, through the date of termination.  In the event of the retirement of a named executive officer upon having reached age 55 and completing 10 years of service with us, the named executive officer’s stock options will continue to vest and the named executive officer will be able to exercise the stock option for the remaining term of the option.  Further, any restricted stock units that would have vested during the one-year period following such retirement will continue to vest as if he or she remained employed until the vesting date.  The amounts in the table below reflect those restricted stock units that would vest in the one-year period immediately following December 31, 2018, at the closing market price of our common stock on such date ($3.42).

Name	Vesting of Stock Options ($)	Vesting of Restricted Stock Units ($)	Total ($)
Ms. Deckard	─	117,723	117,723
Mr. Eich	─	36,351	36,351
Mr. Jones	─	35,787	35,787
Mr. Clancey	─	83,034	83,034
Mr. Richardson	─	61,324	61,324
Mr. Reynolds	─	─	─
Mr. Solazzo	─	─	─
Mr. Oskam	─	─	─

Termination by Us Without Cause or for Good Reason

As a result of the Merger, the first trigger under the FSCIC Plan (with respect to Ms. Deckard, Mr. Clancey, Mr. Richardson and Reynolds) and our retention agreements (with respect to Mr. Eich, Mr. Jones, Mr. Solazzo and Mr. Oskam) was deemed to have occurred on June 1, 2018.  Consequently, if we had terminated a named executive officer’s employment with us without cause or a named executive officer terminated his or her employment with us for good reason at December 31, 2018, the named executive officer would have received the enhanced severance benefits under the FSCIC Plan or retention agreement, as applicable, as described in the “Change in Control – Termination Without Good Cause or Termination by Executive For Good Reason” section below, except that the restricted stock unit awards granted to Ms. Deckard, Mr. Eich, Mr. Jones, Mr. Clancey and Mr. Richardson in July 2018 would have been forfeited without vesting.

Name	Severance ($)	Short-Term Incentive Bonus and Completion Bonus ($) (1)	Vesting of Stock Options ($)	Vesting of Restricted Stock Units ($)	Healthcare Benefits ($) (2)	Tax Preparation ($) (3)	Relocation Benefits ($) (4)	Total ($)
Ms. Deckard	5,160,000	920,000	─	233,853	41,302	─	─	6,355,155
Mr. Eich	750,000	575,000	─	─	41,598	─	─	1,366,598
Mr. Jones	1,587,750	966,750	─	─	41,967	1,000	112,000	2,709,467
Mr. Clancey	1,800,00	450,000	─	152,005	40,382	─	─	2,442,387
Mr. Richardson	1,452,500	311,250	─	120,661	39,162	─	─	1,923,573
Mr. Reynolds	1,452,500	311,250	─	─	43,499	─	─	1,807,249
Mr. Solazzo	525,000	101,000	─	─	140,163	─	─	766,163
Mr. Oskam	538,650	365,460	─	─	43,499	─	─	797,609

(1)
For Ms. Deckard, Mr. Clancey, Mr. Richardson and Mr. Reynolds this amount is for their target short term incentive plan entitlement for 2018.  For Mr. Eich, this amount includes $375,000 for his target short term incentive plan entitlement for 2018 plus a lump sum payment of $200,000 pursuant to his completion bonus letter agreement.  For Mr. Jones, this amount includes $543,750 for his target short term incentive plan entitlement for 2018 plus a lump sum payment of 450,000AUD pursuant to his completion bonus letter agreement (which was converted to $423,000 using a fixed currency conversion rate of 1AUD equals $0.94, as provided for in Mr. Jones’ employment agreement with Unimin that was in effect at the time the completion bonus letter agreement was entered into).  For Mr. Solazzo, this amount includes a lump sum payment of $101,000 pursuant to his completion bonus letter agreement.  For Mr. Oskam, this amount includes $215,460 for his target short term incentive plan entitlement for 2018 plus a lump sum payment of $150,000 pursuant to his completion bonus letter agreement.

(2)	Represents the estimated premiums to be paid by us on behalf of the named executive officer for continued healthcare coverage.

(3)	Represents reimbursement of the estimated cost of support to complete tax returns in Australia and the U.S. for two years after termination.

(4)	Represents reimbursement for the estimated cost of relocating Mr. Jones and his family from the U.S. to Australia.

(5)	Represents the cost of executive outplacement services for 12 months.

Change in Control – Termination Without Good Cause or Termination by Executive For Good Reason

Through arrangements entered into by Unimin and Fairmount Santrol prior to the Merger, we provide certain payments and benefits in connection with a change in control that are intended to help provide us with continuity of management and continued focus on the business by our management in the event of a change in control.  Fairmount Santrol and Unimin provided for different change in control payments and benefits which are described in this section, assuming the occurrence of a change in control and termination of employment on December 31, 2018.

In addition to the arrangements described below, each named executive officer would have been entitled to receive any earned and unpaid base salary, and certain accrued and unpaid benefits, through the date of the change in control or termination.  In addition, all unvested restricted stock, restricted stock units, stock options or similar rights will fully vest as of the date of the change in control.

Fairmount Santrol Change in Control Plan

In 2016, Fairmount Santrol adopted the FSCIC Plan which provides certain payments and benefits if a participant experiences a separation from service as a result of an involuntary termination of employment without cause or resignation for good reason, in either case within 60 days immediately preceding a change in control or two years immediately following a change in control.  If such events occur and a participant has signed a general release of claims and a non-competition and non-solicit agreement with us, the FSCIC Plan provides the following benefits to such participant:

•
a lump sum severance payment equal to two times (three times in the case of Ms. Deckard) the sum of (i) the named executive officer’s base salary as of the termination date (or, if greater, salary in effect on the first occurrence of the change in control) and (ii) the named executive officer’s target annual cash bonus for the year in which the termination occurs (or, if greater, in effect as of the occurrence of the change in control);

•
a prorated annual bonus that the named executive officer would have earned for the entire fiscal year in which the termination of employment occurs at target level based on the number of days the named executive officer was employed during the year; and

•
a lump sum payment equal to the projected cost of the continuation of group health insurance coverage for 18 months for the participant and his or her eligible dependents pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”).

If the severance payments under the FSCIC Plan trigger an excise tax under Sections 280G and 4999 of the Code, the severance payments will be reduced to a level at which the excise tax is not triggered, unless the named executive officer would receive a greater amount without such reduction after taking into account the excise tax and other federal and state taxes.

Ms. Deckard, Mr. Clancey, Mr. Richardson and Mr. Reynolds are participants in the FSCIC Plan.  As a result of the Merger, a change in control was deemed to have occurred under the FSCIC Plan and the FSCIC Plan will terminate on May 31, 2020.  Accordingly, Ms. Deckard, Mr. Clancey, Mr. Richardson and Mr. Reynolds will receive the benefits of the FSCIC Plan if, during the protection period between the closing date of the Merger (June 1, 2018) and two years thereafter, we terminate their employment with us other than for cause or they terminate their employment with us for good reason.

Unimin Retention Agreements

Mr. Jones (in April 2018), Mr. Eich (in December 2017), Mr. Solazzo (in May 2018) and Mr. Oskam (in November 2017) each entered into a retention agreement (each, a “Retention Agreement”) with Unimin that was approved by the Sibelco Remuneration Committee.

Pursuant to Mr. Jones’ Retention Agreement, if we terminate Mr. Jones’ employment with us without cause within 60 months following the closing date of the Merger or if Mr. Jones resigns his employment with us for good reason between the 25th and 60th months following the closing date of the Merger, Mr. Jones shall be entitled to receive (1) a lump-sum payment equal to two years of his total base package (which is comprised of his base salary and an additional 9.5% which is equivalent to the mandatory employer contributions Mr. Jones gave up upon his localization from Australia to the U.S. to work for us) in effect on the date of the agreement or the date of termination of his employment, whichever is greater, (2) 24 months of continued healthcare coverage for Mr. Jones and his dependents, (3) a pro-rata portion of his target bonus for the year in which the qualifying termination or resignation occurs, (4) reimbursement of the actual cost to complete his tax returns in Australia and the U.S. for two years after the qualifying termination, and (5) reimbursement of the costs to relocate Mr. Jones and his family to Australia.

Under the Retention Agreements with Mr. Eich and Mr. Oskam, if we terminate the named executive officer’s employment with us without cause within 36 months following the closing date of the Merger or if the named executive officer terminates his employment with us for good reason, the executive shall be entitled to receive (1) a lump-sum payment equal to 18 months of his base salary as in effect on the date of the agreement or the date of termination of his employment, whichever is greater, (2) 18 months of continued healthcare coverage for the executive and his dependents, and (3) a pro-rata portion of the executive’s target bonus for the year in which the qualifying termination or resignation occurs.

Pursuant to Mr. Solazzo’s Retention Agreement, he was entitled to a lump-sum transition payment equal to $799,336 following the hiring of our new General Counsel and, if we terminate his employment other than for cause, or if he voluntarily terminates his employment, in either case, from the date of the agreement until December 31, 2020, then Mr. Solazzo will also be entitled to receive (1) the completion bonus discussed below, (2) a temporary increase in salary of $5,000 per month for the period between June 1, 2018 and the commencement of our new General Counsel, (3) continued participation under our healthcare coverage until reaching age 65 in 2023, and (4) a lump-sum severance payment equal to 18 months of his base salary as of the date of the agreement or the date of termination of his employment, whichever is greater

As a condition to receiving the benefits under the Retention Agreements, each named executive officer must execute and not revoke a release of claims relating to his employment.  If the executive has any other agreement with Unimin that provides for severance payments and/or continued health benefits program coverage, the executive will be entitled to receive the greater of the benefits under the other agreement or those under the Retention Agreement, but not both.

Summary of Amounts for all Named Executive Officers if Terminated in Connection with a Change in Control

Name	Severance ($)	Short-Term Incentive and Completion Bonus ($) (1)	Vesting of Stock Options ($) (2)	Vesting of Restricted Stock Units ($) (2)	Healthcare Benefits ($) (3)	Tax Preparation ($) (4)	Relocation Benefits ($) (5)	Total ($)
Ms. Deckard	5,160,000	920,000	─	325,943	41,302	─	─	6,447,245
Mr. Eich	750,000	575,000	─	109,056	41,598	─	─	1,475,655
Mr. Jones	1,587,750	966,750	─	107,361	41,967	1,000	112,000	2,709,467
Mr. Clancey	1,800,000	450,000	─	205,788	40,382	─	─	2,496,170
Mr. Richardson	1,452,500	311,250	─	157,819	39,162	─	─	1,960,731
Mr. Reynolds	1,452,500	311,250	─	─	43,499	─	─	1,807,249
Mr. Solazzo	525,000	101,000	─	─	140,163	─	─	766,163
Mr. Oskam	538,650	365,460	─	─	43,499	─	─	797,609

(1)
For Ms. Deckard, Mr. Clancey, Mr. Richardson and Mr. Reynolds this amount is for their target short term incentive plan entitlement for 2018.  For Mr. Eich, this amount includes $375,000 for his target short term incentive plan entitlement for 2018 plus a lump sum payment of $200,000 pursuant to his completion bonus letter agreement.  For Mr. Jones, this amount includes $543,750 for his target short term incentive plan entitlement for 2018 plus a lump sum payment of 450,000AUD pursuant to his completion bonus letter agreement (which was converted to $423,000 using a fixed currency conversion rate of 1AUD equals $0.94, as provided for in Mr. Jones’ employment agreement with Unimin that was in effect at the time the completion bonus letter agreement was entered into).  For Mr. Solazzo, this amount includes a lump sum payment of $101,000 pursuant to his completion bonus letter agreement.  For Mr. Oskam, this amount includes $215,460 for his target short term incentive plan entitlement for 2018 plus a lump sum payment of $150,000 pursuant to his completion bonus letter agreement.

(2)
The amounts in these columns reflect the amounts our named executive officers would have received if a change in control occurred as of December 31, 2018 and our Compensation Committee used its discretion to accelerate the vesting of any outstanding stock options (each of which were under water at December 31, 2018) or restricted stock units held by the executives as of that date.  Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed in this section, any actual amounts paid or distributed may differ materially.  Factors that could affect these amounts include the timing during the year of such change in control and the amount of future non-equity incentive compensation.

(3)
For Ms. Deckard, Mr. Eich, Mr. Clancey, Mr. Richardson, Mr. Reynolds and Mr. Oskam, these amounts represent the estimated premiums to be paid by us on behalf of the named executive officer for continued healthcare coverage for 18 months.  For Mr. Jones, this amount represents the estimated premiums to be paid by us for continued healthcare coverage for 24 months.  For Mr. Solazzo this amount represents the estimated premiums to be paid by us for continued healthcare coverage until he attains age 65 in 2023.

(4)	Represents reimbursement of the estimated cost of support to complete tax returns in Australia and the U.S. for two years after termination.

(5)	Represents reimbursement for the estimated cost of relocating Mr. Jones and his family from the U.S. to Australia.

Change in Control – Without Termination

Under the terms of the Omnibus Plan, if a change in control had occurred and a replacement award was not provided, all unvested restricted stock, restricted stock units, SARs, stock options or similar rights would have fully vested and all unvested performance share units would have vested at the target level as of the date of the change in control.  Under the terms of the legacy Fairmont Santrol equity plans, the Board has the discretion to provide replacement awards or vest a portion or all of the awards outstanding at the time of a change in control.

Name	Vesting of Stock Options ($) (1)	Vesting of Restricted Stock Units ($) (1)	Total ($)
Ms. Deckard	─	325,943	325,943
Mr. Eich	─	109,057	109,057
Mr. Jones	─	107,361	107,361
Mr. Clancey	─	205,788	205,788
Mr. Richardson	─	157,819	157,819
Mr. Reynolds	─	─	─
Mr. Solazzo	─	─	─
Mr. Oskam	─	─	─

(1)
The amounts in these columns reflect the amounts our named executive officers would have received if a change in control occurred as of December 31, 2018 and our Compensation Committee used its discretion to accelerate the vesting of any outstanding stock options or restricted stock units held by the executives as of that date.  Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed in this section, any actual amounts paid or distributed may differ materially.  Factors that could affect these amounts include the timing during the year of such change in control and the amount of future non-equity incentive compensation.

Change in Control Defined

As used in this discussion, a “change in control” under the Fairmount Santrol plans and agreements shall have the following definition:

(a)
A “change in the ownership of the Bison Merger Sub I, LLC f/k/a Fairmount Santrol Holdings Inc. (“Company”)” which shall occur on the date that any one person, or more than one person acting as a group, acquires ownership of stock in the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; however, if any one person or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons will not be considered a “change in the ownership of the Company” (or to cause a “change in the effective control of the Company” within the meaning of clause (b) below) and an increase of the effective percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this paragraph; provided, further, however, that for purposes of this clause (a), any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company shall not constitute a Change in Control. This clause (a) applies only when there is a transfer of the stock of the Company (or issuance of stock) and stock in the Company remains outstanding after the transaction;

(b)
A “change in the effective control of the Company” which shall occur on the date that either (i) any one person, or more than one person acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company, except for any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or (ii) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of a “change in the effective control of the Company,” if any one person, or more than one person acting as a group, is considered to effectively control the Company within the meaning of this clause (b), the acquisition of additional control of the Company by the same person or persons is not considered a “change in the effective control of the Company,” or to cause a “change in the ownership of the Company” within the meaning of clause (a) above; or

(c)
A “change in the ownership of a substantial portion of the Company’s assets” which shall occur on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) assets of the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Any transfer of assets to an entity that is controlled by the stockholders of the Company immediately after the transfer, as provided in guidance issued pursuant to Section 409A of the Code and the guidance and regulations promulgated thereunder, shall not constitute a Change in Control.

For purposes of this definition of “change in control,” the provisions of Section 318(a) of the Code regarding the constructive ownership of stock will apply to determine stock ownership; provided, that, stock underlying unvested options (including options exercisable for stock that is not substantially vested) will not be treated as owned by the individual who holds the option. In addition, for purposes of this definition, “Company” includes (x) the Company, (y) the entity for whom a participant performs services, and (z) an entity that is a stockholder owning more than 50% of the total fair market value and total voting power (“Majority Shareholder”) of the Company or the entity identified in (y) above, or any entity in a chain of entities in which each entity is a Majority Shareholder of another entity in the chain, ending in the Company or the entity identified in (y) above.

Cause and Good Reason Defined

For Fairmount Santrol Plans and Agreements

As used in this discussion, “cause” and “good reason” under the Fairmount Santrol plans and agreements have the following meanings:

•	“Cause” means that, prior to any termination of employment, the participant has:

(a)
committed and been convicted of a criminal violation involving fraud, embezzlement or theft in connection with his or her duties or in the course of his or her employment with the Company, an affiliate or any subsidiary;

(b)	committed intentional wrongful damage to property of the Company, an affiliate or any subsidiary;

(c)	committed intentional wrongful disclosure of secret processes or confidential information of the Company, an affiliate or any subsidiary;

(d)	violated the terms of any non-competition, non-solicitation or non-disparagement agreement with the Company, an affiliate or any subsidiary; or

(e)	committed gross negligence in the performance of his or her material duties to the Company, an affiliate or any subsidiary;

(f)	violated the terms of the Company’s code of ethics policy;

and any such act or omission shall have been demonstrably and materially harmful to the Company, an affiliate or any subsidiary.

However, no act or failure to act on the participant’s part shall be deemed intentional if it was due primarily to an error in judgment or negligence, but shall be deemed intentional only if done or omitted to be done by the participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company.  A participant shall not be deemed to have been terminated for cause unless and until there shall have been delivered to the participant a copy of a resolution duly adopted by the affirmative vote of not less than three quarters of the Board, after reasonable notice to the participant and an opportunity for him or her to be heard before the Board, finding that, in the good faith opinion of the Board, the participant had committed an act constituting cause.

•	“Good reason” means:

(a)	a material reduction in the participant’s base salary;

(b)	a material reduction in the participant’s target annual bonus opportunity;

(c)	a relocation of the participant’s principal place of employment by more than fifty (50) miles;

(d)
the Company’s failure to obtain an agreement from any successor to the Company to assume and agree to perform the obligations under the plan in the same manner and to the same extent that the Company would be required to perform, except where such assumption occurs by operation of law; or

(e)
a material, adverse change in the participant’s title, reporting relationship, authority, duties or responsibilities (other than temporarily while the Participant is physically or mentally incapacitated or as required by applicable law).

A participant may not terminate his or her employment for good reason unless he or she has provided written notice to the Company of the existence of the circumstances providing grounds for termination for good reason within 30 days of the initial existence of such grounds and the Company has had at least 30 days from the date on which such notice is provided to cure such circumstances, if curable.  If the participant does not terminate his or her employment for good reason within 90 days after the first occurrence of the applicable grounds, then the participant will be deemed to have waived his or her right to terminate for good reason with respect to such grounds.

For Unimin Plans and Agreements

As used in this discussion, “cause” and “good reason” under the Unimin plans and agreements have the following meanings:

•	“Cause” means:

(a)
a material, intentional refusal or willful failure to perform stated duties, or to carry out the reasonable instructions of the CEO, the Board or their designees, and the failure to cure such refusal or failure to perform within 10 business days following written notice of such failure;

(b)	commission of a material act of fraud, embezzlement or dishonesty against us;

(c)	conviction of, guilty plea or no contest plea to a felony (other than motor vehicle offenses the effect of which does not impair the performance of employment duties);

(d)	gross misconduct in connection with the performance of employment duties;

(e)	knowing and willful improper disclosure of confidential information or violation of a material policy or our code of sustainable conduct;

(f)	breach of a fiduciary duty owed to us;

(g)	willful failure to cooperate in any investigation or formal proceeding or investigation by a governmental authority; or

(h)	being found liable in an SEC enforcement action related to any transaction.

•	“Good reason” means any of the following that actually occur without the executive’s express written consent:

(a)	reduction in the amount of the executive’s base salary or target bonus;

(b)	failure to provide reasonable alternative employment or maintain the executive in a position performing a substantially similar role and function as the executive performed for us;

(c)	requiring you to relocate to a location that is more than twenty (20) miles from your current office location as of the date of your acceptance of the terms of the severance agreement;

(d)	a material violation by us of any material term of the retention agreement or any employment agreement between the executive and us; or

(e)	failure by any successor to us to assume the retention agreement.

Timing of Payments

The Unimin arrangements do not specify the timing of payments required thereunder.  The payments provided in connection with the termination events provided for in Fairmount Santrol arrangements will be paid as follows:

•	Severance payments will be made to the executive in a single lump sum on the 61st day following the qualifying event;

•	Prorated annual bonus payments will be made to the executive in a lump sum on the 61st day following the qualifying termination;

•	COBRA premium payments will be made to the executive in a lump sum on the 61st day following the qualifying termination;

•	Benefits will be provided in accordance with our standard policies and practices; and

•	Deferred compensation payments will be made in accordance with the provisions of the applicable plan.

Pay Ratio Disclosure

We became a public reporting company in 2018.  As such, we expect the initial disclosure of the ratio of our CEO’s total compensation to the total compensation of our median employee, as such term is defined in Item 402(u) of Regulation S-K, will be required to be included in the proxy statement for our 2020 annual meeting of stockholders.

DIRECTOR COMPENSATION

The compensation of our non-employee directors is established by the Board at the recommendation of the Compensation Committee.  In developing its recommendations, the Compensation Committee is guided by the following objectives: (1) independent, non-employee directors should receive competitive compensation for the services they provide to a company of our size and complexity to ensure that we attract and retain qualified non-employee directors; and (2) the compensation of our non-employee directors should include a combination of cash and equity-based compensation to align the interests of the directors with the long-term interests of our stockholders.  The Board does not have a pre-established policy or target for the allocation between cash and equity-based compensation and, instead, determines the mix of compensation based on what it believes is most appropriate under the circumstances.  With the assistance of Aon-Hewitt, the Compensation Committee first reviewed and recommended compensation for our non-employee directors in June 2018.  The Compensation Committee intends to conduct regular reviews of director compensation every two years, with the next such review to occur in May 2020.  Accordingly, for 2019, we currently intend for the compensation program for our non-employee directors to be the same as the compensation program for our non-employee directors for 2018.  Directors who are also our full-time employees receive no additional compensation for serving on the Board.

Board Cash Retainer

Non-employee directors receive a $100,000 annual cash retainer for service on the Board.  The cash retainer went into effect on June 1, 2018 and is paid quarterly.

Chairman Cash Retainer

In addition to the annual cash retainer for non-employee directors, the Chairman of the Board receives a $100,000 retainer, which also went into effect on June 1, 2018 and is paid quarterly.

Committee Chair Cash Retainer

The Chair of the Audit Committee receives an additional committee chair fee of $20,000, and each of the Chair of the Compensation Committee and the Chair of the Governance Committee receives an additional committee chair fee of $15,000.  These cash retainers also went into effect on June 1, 2018 and are paid quarterly.  Members of the Audit Committee, the Compensation Committee and the Governance Committee who do not serve as chair do not receive any additional fees for their service on such committees.

Annual Grant of Restricted Stock Units

Non-employee directors receive a grant of restricted stock units under the Omnibus Plan with a targeted value of $120,000 that are scheduled to vest on the first anniversary of the grant date subject to continued service conditions.  The targeted value of restricted stock units granted was based on $21.17, the trailing 30-day average of the closing price of our common stock on the NYSE.  As a result, the ASC 718 grant date fair value reported in the table below differs (i.e., $105,215), as the closing price of our common stock on the NYSE on the grant date of the restricted stock units was $18.56.

Subject to the terms of the restricted stock unit agreements, the units will vest upon death, disability and (in the case of employees) retirement of a participant or the occurrence of specified events in connection with a change in control of the Company. Any restricted stock unit that vests will be settled in shares of our common stock.  Restricted stock units are granted with dividend equivalent rights, which will be paid in cash (without interest) if we declare dividends on our common stock and to the extent the underlying units vest.  Except as otherwise provided in the restricted stock unit agreements, participants will have no rights of ownership in and no right to vote the shares of our common stock covered by units until the date on which such shares of our common stock are issued or transferred to the participant.  The Board generally awards the restricted stock units at its meeting held immediately following our annual meeting of stockholders (however, in 2018, the awards were granted in July), and we do not have any program, plan or practice to time the grant of equity-based awards with the release of material non-public information.

Director Compensation Table for 2018

The following table summarizes the total compensation for the fiscal year ended December 31, 2018 for each person who served as a non-employee director during 2018.  Ms. Deckard is not included in this table because she was an employee during 2018 and received no additional compensation for her service as a director.  The compensation received by Ms. Deckard as an employee of the Company is set forth above in the Summary Compensation Table.  Mr. Decat, Mr. Deleersnyder and Mr. Lambrechts are not included in this table because they were employees of Sibelco during 2018 and received no compensation for their service as a director.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mr. Conway	67,083	105,215	—	—	—	172,298
Mr. Delloye	58,333	105,215	—	—	—	163,548
Mr. Fowler	58,333	105,215	—	—	—	163,548
Mr. Hadden	58,333	105,215	—	—	—	163,548
Mr. Kelly	58,333	105,215	—	—	—	163,548
Mr. Labroue	67,083	105,215	—	—	—	172,298
Mr. LeBaron	58,333	105,215	—	—	—	163,548
Mr. Navarre	128,333	105,215	—	—	—	233,548
Mr. Scofield	58,333	105,215	—	—	—	163,548

(1)	The amounts shown in this column reflect the annual retainers earned by our non-employee directors during 2018 for Board and committee service.

(2)
The amounts shown in the column reflect the grant date fair value of restricted stock units granted to our non-employee directors under the Omnibus Plan during 2018 computed in accordance with FASB Topic 718.  Assumptions used in the calculation of these amounts are included in Note 16 to our audited consolidated financial statements for the fiscal year ended December 31, 2018, included in our 2018 Form 10-K.  The 5,669 restricted stock units granted to each of the non-employee directors on July 2, 2018 (which were the only equity awards granted to the non-employee directors during 2018) had a grant date fair value of $18.56 per unit (based on the closing price of our common stock on the date of grant).

ITEM 2:  SAY-ON-PAY VOTE (ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION)

The Dodd-Frank Act contains a provision that is commonly known as “Say-on-Pay.”  Say-on-Pay gives our stockholders an opportunity to vote on an advisory basis to approve the compensation of our named executive officers as disclosed in this Proxy Statement.  We are holding our first Say-on-Pay vote at this year’s Annual Meeting.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation program and practices described in this Proxy Statement.  Please read the CD&A of this Proxy Statement and the related executive compensation tables and narrative disclosure for a detailed explanation of our executive compensation program and practices.  Accordingly, we are asking our stockholders to vote “FOR” the following resolution:

RESOLVED, that Covia Holdings Corporation’s stockholders hereby approve, on an advisory basis, the compensation of the named executive officers of Covia Holdings Corporation, as disclosed in this Proxy Statement pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion.

We urge our stockholders to read the CD&A, which describes in greater detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative included in the “Executive Compensation” section of this Proxy Statement, which provide detailed information on the compensation of our named executive officers.  The Compensation Committee and the Board believe that the policies and procedures articulated in the CD&A are effective in achieving the goals of our compensation program.

Say-on-Pay Vote Recommendation

This vote on executive compensation is advisory, which means that the vote is not binding on the Board, the Compensation Committee or us.  Although non-binding, the Board and the Compensation Committee will continue to consider the results of Say-on-Pay votes in determining future executive compensation.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote is required to approve this advisory resolution.  Broker discretionary voting of uninstructed shares is not permitted for a stockholder vote on executive compensation.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ABOVE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

ITEM 3:  SAY-ON-FREQUENCY VOTE (ADVISORY VOTE ON THE FREQUENCY OF THE SAY-ON-PAY VOTE)

The Dodd-Frank Act also contains a provision enabling our stockholders to indicate how frequently we should hold future Say-on-Pay votes.  This “frequency” vote (commonly known as “Say-on-Frequency”) is required to be held at least once every six years.  We are holding our first Say-on-Frequency vote at this year’s Annual Meeting.

The Board acknowledges the prevailing view supporting an annual advisory Say-on-Pay Vote, and it has determined that an annual Say-on-Pay Vote is the most appropriate alternative for us.  Therefore, the Board recommends that our stockholders vote to hold the Say-on-Pay Vote annually.

In reaching its recommendation, the Board believes that an annual vote allows our stockholders to provide us with timely input on our executive compensation philosophy, policies and programs.  Although this vote is advisory and not binding, the Board and the Company value the opinions of our stockholders, and will consider the outcome of this vote when determining the frequency of future Say-on-Pay votes.

The option of every one, two or three years that receives the most votes cast by stockholders will be considered the advisory vote of the stockholders.

THE BOARD RECOMMENDS THAT YOU VOTE TO HOLD THE SAY-ON-PAY VOTE EVERY YEAR.

ITEM 4:  RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019

The Audit Committee appointed Ernst & Young LLP as our independent registered public accounting firm for 2019.  This selection is being presented to the stockholders for their ratification.  Proxies solicited by the Board will, unless otherwise directed, be voted to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019.

Ernst & Young LLP has been our independent registered public accounting firm since 2013.  The Audit Committee has been advised by Ernst & Young LLP that it is an independent registered public accounting firm with respect to us within the meaning of the Exchange Act.

A representative of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if so desired.

The Audit Committee engages in an annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence and periodically considers the advisability and potential impact of selecting a different independent registered public accounting firm.  In accordance with SEC rules and Ernst & Young LLP’s policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to us.  For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years.  We select our lead audit partner pursuant to this rotation policy following meetings between the Audit Committee Chair and candidates for that role, as well as discussion by the full Audit Committee and with management.  The members of the Audit Committee believe that the continued retention of Ernst & Young LLP to serve as our independent registered public accounting firm is in the best interests of Covia and our stockholders.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on Item 4 is required to ratify the selection of Ernst & Young LLP.  In the event that the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider its appointment of Ernst & Young LLP, but may maintain that firm or retain another firm without resubmitting this matter to our stockholders.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING RESOLUTION RATIFYING OUR APPOINTMENT OF AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:

RESOLVED, that the appointment of Ernst & Young LLP, as the independent registered public accounting firm for Covia Holdings Corporation for 2019, is hereby RATIFIED.

AUDIT COMMITTEE MATTERS

Policy for Pre-Approval of Independent Auditor Services

The Audit Committee has direct responsibility to select, retain, terminate, determine compensation and oversee the work of our independent registered public accounting firm.  Consistent with applicable SEC rules, pre-approval by the Audit Committee is required for any engagement of our independent registered public accounting firm. Accordingly, the Audit Committee has established a policy for pre-approval of independent auditor services to prevent the provision of services that would impair the independence of our independent registered public accounting firm.  Under the policy, the Audit Committee annually pre-approves the audit and any non-audit services proposed to be provided by our independent registered public accounting firm.  Requests to provide services that require pre-approval by the Audit Committee are submitted to the Audit Committee by our Chief Financial Officer and our independent registered public accounting firm.  In addition, to provide for efficiency in addressing unexpected matters, the Audit Committee has delegated to the Chairman of the Audit Committee the authority to grant pre-approvals to our independent registered public accounting firm, provided that such approvals are consistent with the pre-approval policy of the Audit Committee and are presented to the Audit Committee at a subsequent committee meeting.  In determining whether to approve any engagement of our independent registered public accounting firm, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence.

Principal Accountant Fees and Services

The fees billed to us by Ernst & Young LLP, our independent registered public accounting firm, during the two most recently completed fiscal years, were as follows:

($ in thousands)	2018 ($)	2017 ($)
Audit Fees (1)	3,325,000	1,904,706
Audit-Related Fees (2)	159,998	1,060,257
Tax Fees (3)	73,093	0
All Other Fees (4)	0	0
Total Fees	3,558,091	2,964,963

(1)
Audit fees for 2018 consisted of fees for the audit of our consolidated financial statements, the audit of discrete matters, including business combinations, statutory audits of foreign subsidiaries, and other services related to our SEC filings.  Audit fees for 2017 consisted of fees for the audit of our consolidated financial statements, statutory audits of foreign subsidiaries, and work related to International Financial Reporting Standards.

(2)
Audit-related fees for 2018 consisted of fees for services related to employee benefit plan audits and financial due diligence.  Audit-related fees for 2017 consisted of fees for services related to employee benefit plan audits and Merger-related due diligence.

(3)	Tax fees for 2018 consisted of fees for services related to U.S. federal income tax return compliance.

Audit Committee Report

The primary purposes of the Audit Committee are to assist the Board in fulfilling its oversight responsibilities regarding (1) the integrity of our financial statements, (2) the effectiveness of our internal controls over financial reporting, (3) our compliance with legal and regulatory requirements, (4) the qualifications, independence and performance of our independent registered public accounting firm and (5) the performance of our internal audit function.  The specific duties of the Audit Committee are specified in its charter.

The responsibilities of the Audit Committee are limited to oversight and, notwithstanding the foregoing and the responsibilities set forth in the Audit Committee charter, the charter clarifies that it is not the duty of the Audit Committee to plan or conduct audits or to determine that Covia’s financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles (“GAAP”).  Our management is responsible for our financial reporting process, planning and conducting audits, and for determining that our financial statements and disclosures are complete and accurate and in accordance with GAAP and applicable laws, rules and regulations.  Our independent registered public accounting firm, Ernst & Young LLP, is responsible for auditing our annual financial statements included in our Annual Report on Form 10-K in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing Ernst & Young LLP’s report thereon based on such audit and for reviewing the unaudited interim financial statements included in our Quarterly Reports on Form 10-Q.

The Audit Committee reviewed and discussed our audit financial statements as of and for the fiscal year ended December 31, 2018 with our management and Ernst & Young LLP.  Our management has represented to the Audit Committee that our audit financial statements as of and for the fiscal year ended December 31, 2018 were prepared in accordance with GAAP.

The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the PCAOB.  The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence.

Based on the foregoing reviews and discussions, the undersigned members of the Audit Committee recommended to the Board that our audited financial statements as of and for the fiscal year ended December 31, 2018 be included in our 2018 Form 10-K for filing with the SEC.

Members of the Audit Committee
Michel Delloye
Stephen J. Hadden
Richard A. Navarre, Chairman

ADDITIONAL INFORMATION

Annual Report on Form 10-K

A copy of our 2018 Form 10-K will be furnished without charge to stockholders, upon written request to Covia Holdings Corporation, Attn: Investor Relations, 3 Summit Park Drive, Suite 700, Independence, Ohio 44131.  Our 2018 Form 10-K may also be accessed in the Investor Relations section of our website (ir.coviacorp.com/home).

Electronic Access to Proxy Statement and Annual Report

This Proxy Statement, our 2018 Annual Report to Stockholders and our 2018 Form 10-K are available to review at www.proxyvote.com for registered and beneficial stockholders.  This Proxy Statement and our 2018 Form 10-K are also available on the SEC’s EDGAR database located at www.sec.gov.

Documents Available in Print

In addition to being posted with printer friendly versions in the Corporate Governance section of our website (ir.coviacorp.com/corporate-governance), the charters of our Audit Committee, Governance Committee, Compensation Committee and Executive Committee, our Governance Guidelines, our Code of Ethics, and our Financial Code are available in print to any stockholder who requests them.  Written requests should be made to Covia Holdings Corporation, Attn: Secretary, 3 Summit Park Drive, Suite 700, Independence, Ohio 44131.

Solicitation of Proxies

This solicitation of proxies is made by and on behalf of the Board.  In addition to mailing the Notice of Internet Availability (or, if applicable, paper or email copies of this Proxy Statement, the Notice of Annual Meeting of Stockholders, the proxy card and our 2018 Annual Report to Stockholders) to stockholders of record on the Record Date, the brokers, banks and other nominees holding our shares of common stock for beneficial holders must provide our proxy materials to persons for whom they hold our shares of common stock.  Solicitation may also be made by our officers and other employees personally or by telephone, mail or electronic mail.  Any of our officers or employees who assist with solicitation will not receive any additional compensation.

The cost of the solicitation will be borne by us.  Accordingly, we will reimburse brokers, banks and other nominees who are record holders of shares of common stock entitled to vote at the Annual Meeting for their reasonable costs in providing our proxy materials to the beneficial holders of such shares of common stock. In addition, we have retained Georgeson to assist in soliciting proxies at an estimated fee of $7,500, plus reasonable expenses.

Stockholder Proposals for 2020 Annual Meeting of Stockholders

Stockholder proposals intended to be presented at our 2020 Annual Meeting of Stockholders must be received by our Secretary at our corporate office on or before December 14, 2019 to be eligible for inclusion in our 2020 Proxy Statement and form of proxy.  Such proposals must be submitted in accordance with Rule 14a-8 of the Exchange Act.  Any stockholder intending to present a proposal at our 2020 Annual Meeting of Stockholders without inclusion of that proposal in our 2020 proxy materials, must provide written notice of the proposal to our Secretary at our corporate office not earlier than January 24, 2020 and not later than the close of business on February 24, 2020.  Such proposals must be submitted in accordance with the provisions of our Bylaws applicable thereto.  If we do not receive such notice within such deadline, the notice will be considered untimely.  Proxies solicited by the Board for our 2020 Annual Meeting of Stockholders will confer discretionary authority on the proxy holders named therein to vote on stockholder proposals presented at the 2020 Annual Meeting of Stockholders that were not included in our 2020 proxy statement and form of proxy.  Written notice of all stockholders proposals should be addressed to our Secretary as follows:  Covia Holdings Corporation, Attn: Secretary, 3 Summit Park Drive, Suite 700, Independence, Ohio 44131.

Stockholders may also nominate one or more persons for election as director at the 2020 Annual Meeting of Stockholders by complying with the nomination procedures set forth in our Bylaws.  Our Bylaws require that a stockholder given written notice of such stockholder’s intention to make such nomination to our Secretary at our principal offices at 3 Summit Park Drive, Suite 700, Independence, Ohio 44131 not earlier than January 24, 2020 and not later than the close of business on February 24, 2020.  See the “Nominating Procedures” section above for more information regarding the process for director nominations by stockholders.

OTHER MATTERS

As of the date of this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting other than Item 1, Item 2, Item 3 and Item 4 described above.  If any other matter is properly brought before the Annual Meeting, including any adjournment thereof, the persons named as the proxy holders on the accompanying proxy card will vote and act in accordance with their best judgment in light of the conditions then prevailing, to the extent permitted under applicable law.

By Order of the Board of Directors,

Chadwick P. Reynolds
Executive Vice President,
General Counsel and Secretary

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 22, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, annual reports and notices of Internet availability, as applicable, electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 22, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E65601-P22132-Z74683 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

COVIA HOLDINGS CORPORATION

Notice is hereby given that the 2019 Annual Meeting of Stockholders of Covia Holdings Corporation will be held at the Company's offices at 2829 Technology Forest Blvd., The Woodlands, Texas 77381, on May 23, 2019, beginning at 8:15 a.m. CDT, for the following purposes:

1. **ELECTION OF DIRECTORS.** The Board of Directors recommends a vote FOR the election of the nominees named below:

		For	Against	Abstain
1a.	Jenniffer D. Deckard	☐	☐	☐
1b.	William E. Conway	☐	☐	☐
1c.	Kurt Decat	☐	☐	☐
1d.	Jean-Luc Deleersnyder	☐	☐	☐
1e.	Michel Delloye	☐	☐	☐
1f.	Charles D. Fowler	☐	☐	☐
1g.	Jean-Pierre Labroue	☐	☐	☐
1h.	Olivier Lambrechts	☐	☐	☐
1i.	Matthew F. LeBaron	☐	☐	☐
1j.	William P. Kelly	☐	☐	☐
1k.	Stephen J. Hadden	☐	☐	☐
1l.	Richard A. Navarre	☐	☐	☐
1m.	Jeffrey B. Scofield	☐	☐	☐

	For	Against	Abstain
2. **ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.** The Board of Directors recommends a vote FOR this item.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. **ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.** The Board recommends a vote for a ONE YEAR frequency.	☐	☐	☐	☐

	For	Against	Abstain
4. **RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019.** The Board of Directors recommends a vote FOR this item.	☐	☐	☐

If any other matter properly comes before the Annual Meeting of Stockholders or any postponement or adjournment thereof, or if a nominee in Item 1 is unable to serve or for good cause will not serve, the common shares represented by proxies will be voted on such matters or for such substitute nominees in accordance with the recommendation of the Board of Directors.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

2019 Annual Meeting Admission Ticket

2019 Annual Meeting of Stockholders of
Covia Holdings Corporation

Thursday, May 23, 2019, 8:15 a.m. CDT
Covia Holdings Corporation
2829 Technology Forest Blvd.
The Woodlands, TX 77381

Upon arrival, please present this Admission Ticket and photo identification at the registration desk.

Admittance may be denied without an Admission Ticket. For security purposes, briefcases, bags, purses, backpacks and other containers will be subject to search at the door.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting of Stockholders, Proxy Statement, form of proxy and 2018 Annual Report to Stockholders including the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are available at www.proxyvote.com.

E65602-P22132-Z74683

Proxy — Covia Holdings Corporation

Proxy Solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on May 23, 2019

The individual(s) signing on the reverse side of this proxy card as stockholder or as attorney, executor, administrator, trustee or guardian of the stockholder hereby appoints Jenniffer D. Deckard and Andrew D. Eich, and each of them, with full power of substitution, as proxies for the stockholder to attend the Annual Meeting of Stockholders of Covia Holdings Corporation to be held at the Company's offices at 2829 Technology Forest Blvd., The Woodlands, Texas on Thursday, May 23, 2019 at 8:15 a.m. CDT, or at any postponement or adjournment thereof, and vote the common shares of the undersigned, with all the powers which the undersigned would possess if personally present.

When properly executed, shares represented by this proxy will be voted in the manner specified by the stockholder. If no such directions are indicated, the proxies will have authority to vote the shares FOR all nominees in Item 1, FOR Items 2 and 4, and for a ONE YEAR frequency in Item 3.

If any other matter properly comes before the Annual Meeting of Stockholders or any postponement or adjournment thereof, or if a nominee in Item 1 is unable to serve or for good cause will not serve, the proxies will vote the shares represented by this proxy on such matter or for such substitute nominee as recommended by the Board of Directors.

The signatory hereto acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement for the May 23, 2019 Annual Meeting, and the 2018 Annual Report to Stockholders, which includes the Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Any proxy previously given to vote the shares which the undersigned is entitled to vote at the 2019 Annual Meeting of Stockholders is hereby revoked.

(Items to be voted appear on reverse side.)